Asset Purchase Agreement

This Asset Purchase Agreement (the “Agreement”) is made this 8th day of July, 2016 (the “Effective Date”), by and between Function (x) Inc. (formerly known as DraftDay Fantasy Sports Inc.) (“Parent”), a Delaware corporation, with an address of 902 Broadway, 11th Floor, New York, NY 10010, RACX Inc. (“Buyer”), a Delaware corporation, with an address of 902 Broadway, 11th Floor, New York, NY 10010 and Rant, Inc. (“Seller”), a Delaware corporation with an address of 4 Park Plaza, Suite 950, Irvine, California 92614.

B A C K G R O U N D:

WHEREAS, Seller desires to sell, and Buyer desires to purchase, on the terms and subject to the conditions in this Agreement, all of the Seller’s assets, tangible and intangible, required for operating the Seller’s Rant.com independent media network and related businesses (the “Business”), in exchange for the consideration set forth herein. The transaction referred to in this Agreement shall hereinafter be the “Acquisition”. Certain defined terms used in this Agreement shall have the meanings ascribed to them in Schedule 1.1.

NOW, THEREFORE, in consideration of the foregoing and of the respective promises, representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Purchase of the Assets by the Buyer; Assumption of Liabilities.

1.1    Agreement to Sell. At the Closing, effective at 12:01 AM on the Closing Date, the Seller shall sell, grant, convey, transfer, assign and deliver to the Buyer, upon the terms and subject to the conditions of this Agreement, free and clear of all liens, encumbrances and charges, all of the Seller’s right, title and interest in, to and under the following assets (the “Assets”) used in the operation of the Seller’s business (“Asset Services”), for the Business:

(a)	All Intellectual Property used in the Business, including that Intellectual Property listed on Schedule 1.1(a).

(b)	All content, including articles, used or previously used in the Business.

(c)	Subscriber lists and the Seller’s database of names and email addresses.

(d)
All hardware and software owned by Seller or which are leased by the Seller and utilized to provide Asset Services, including those listed on Schedule 1.1(d) hereto (such Business Leases, the “Business Leases” and, together with the Seller’s right, title and interest to the hardware and software leased or owned by the Seller, the “Business Rights”).

(e)	The equipment relating to the Business listed on Schedule 1.1(e) (the “Equipment”).

(f)	All authorizations issued by any regulatory authority or agency for the Business (collectively, the “Licenses”), including those listed on Schedule 1.1(f).

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(g)	All IP Addresses used in the Business, including those listed on Schedule 1.1(g).

(h)	All of the Seller’s right, title and interest to the contracts and commitments listed on Schedule 1.1(h) (together with the Business Leases and the Contracts, the “Seller Contracts”).

(i)
All (i) lists, records and other information of the Seller pertaining to suppliers and customers of the Business, (ii) lists, records and other information of the Seller pertaining to accounts, personnel and referral sources related to the Business, (iii) all drawings, plats, specifications, reports, studies, plans, books, ledgers, files, documents, manuals, correspondence, business and accounting records of every kind (including all financial, business and marketing plans) and other materials of, or maintained for, the Business, (iv) advertising, marketing and promotional materials related to the Business, and (v) all other printed or written materials, in each case owned by the Seller, in any form or medium, related to the Business (the “Acquired Records”).

(j)	All rights and goodwill in and to the Seller Names and the Assigned Rights.

1.2    Agreement to Purchase. At the Closing, effective at the Effective Time, the Buyer shall purchase from the Seller, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the Seller in this Agreement and the Schedules attached hereto, the Assets to be acquired and, as consideration therefor, shall pay to the Seller the Purchase Price for the Assets as set forth in Section 2.1.

1.3    Excluded Assets. Nothing contained herein to the contrary shall, or shall be deemed to, transfer to Buyer any other assets or properties of the Seller, and the Seller hereby retains all right, title and interest to, in and under all such assets and properties (collectively, the “Excluded Assets”): (a) any payments received (whether prior to or following Closing) with respect to the Acquired Assets and the Business rendered prior to the Effective Time; (c) any accounts receivable prior to the Effective Time; (d) any insurance policies; (e) any pension, profit-sharing or cash or deferred (Section 401(k)) plans and trusts and assets thereof, or any other Employee Benefit Plan or arrangement of Seller; (f) any interest in and to any refunds of federal, state or local franchise, income or other taxes of Seller for periods prior to the Effective Time; (g) any minute books or stock (or its equivalent) record books; (h) any employment identification numbers, local licensing numbers, or state tax identification numbers; (i) any cash and debts due and owing to Seller, including without limitation, the Parent Note; (j) the right of Seller to claims for refunds of Taxes and other governmental charges, security deposits, bonds and similar assets of whatever nature, (but only to the extent such Taxes and other governmental charges relate to Taxes or other governmental charges that were paid by Seller prior to or on the Closing Date); (k) the Seller’s rights under this Agreement and any documents delivered in connection with this Agreement; and (l) the Parent Note and any proceeds thereof.

1.4    Fees Received by Seller; Billing Information. All fees for services rendered on or after the Effective Time received by Seller after the Effective Time shall be paid directly to Buyer no later than fifteen (15) business days after receipt of such funds along with an itemized listing of the source of such funds and to what the funds relate (if known). Seller shall deliver to Buyer complete copies of all billing information relating to the Acquired Assets at the Closing.

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1.5    Limited Assumption of Liabilities. Buyer, pursuant to this Agreement, on the terms and subject to the conditions set forth herein, hereby agrees to assume, pay, perform and discharge when due the following liabilities of the Seller (collectively, the “Assumed Liabilities”): (a) all Liabilities of the Seller arising out of related to or in connection with the ownership, operation, utilization or maintenance of the Assets to the extent that such Liabilities relate to and arise from and after the Effective Time, (b) all Liabilities of Seller under the Contracts to the extent that such Liabilities relate to and arise from and after the Effective Time (except to the extent arising out of a breach or default thereunder by the Seller prior to the Effective Time), (c) Liabilities for the recurring expenses and payables listed on Schedule 1.5(c) arising from and after the Effective Time; and (d) the Liabilities of Seller in the amount of $2,000,000 set forth on Schedule 1.5(d) hereof which shall be paid timely by Buyer or Parent (except for those indicated on Schedule 1.5(d) as being payable at Closing, which shall be paid at Closing.) Except for the Assumed Liabilities, Buyer shall not be deemed to have assumed any liability, debt, obligation, or responsibility of Seller, whether fixed or contingent, whether known or unknown (each, a “Liability”). All of the foregoing Liabilities of Seller referred to in the preceding sentence (other than the Assumed Liabilities) shall be retained by Seller, which shall remain solely responsible therefor. As of the Effective Time, Buyer shall assume and be solely responsible for the Assumed Liabilities as set forth above.

2.    Purchase Price.

2.1    Amount of Purchase Price. The total purchase price to be paid by Buyer to Seller for the Assets shall consist of the Parent Note, the Parent Stock Consideration, and the Assumed Liabilities (collectively, the “Purchase Price”), as adjusted in accordance with the provisions of Section 2.5 and 2.6 of this Agreement. The Purchase Price shall be payable to Seller as set forth in this Section 2.

2.2	Payment of Purchase Price.

(a)	Subject to the terms and conditions of this Agreement, at the Closing, Parent will deliver to Seller the Parent Note.

(b)	Subject to the terms and conditions of this Agreement, at the Closing, Parent will deliver to Seller the Parent Stock Consideration, less the Escrow Amount.

(c)	Subject to the terms and conditions of this Agreement, at the Closing, Parent will deliver the Escrow Amount to the Escrow Agent.

(d)	Subject to the terms and conditions of this Agreement, at the Closing, Parent will agree to be responsible for and satisfy the Assumed Liabilities.

2.3    Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets according to an allocation that the parties undertake to settle upon, acting reasonably, and prior to Closing. The Seller and the Buyer agree that in the absence of agreement, the amounts so attributed to the Assets are the respective fair market values thereof, and shall file in mutually agreeable form all elections required or desirable under the Internal Revenue Code of 1986, as amended in respect of the foregoing allocations.

2.4    Intentionally omitted.

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2.5    Adjustment to Purchase Price. On the Closing Date, the Parent Stock Consideration shall equal 22% (the “Parent Stock Consideration Percentage”) of the common shares of Parent calculated on the basis of the issued and outstanding shares on such date (the “Original Number”). Parent shall deliver at Closing a certificate or certificates for the Preferred Shares convertible (on the basis set forth in the Designation Certificate) into such percentage. The certificate(s) shall bear the Legend. If between the Closing Date and the Final Stock Settlement Date, the total number of common shares changes, then the Original Number shall be adjusted to reflect the change so that the Parent Stock Consideration shall be equal to Twenty-Two Percent (22%) of the Fully Diluted Share Base (subject to pro rata adjustment in the event of the Reverse Stock Split). In the event of an adjustment that needs to be made after the Original Number is issued, then immediately thereafter, Parent shall issue the shares necessary to effectuate the adjustment which shall constitute anti-dilution adjustment shares issued in consideration of the Closing and which shall “tack” for purposes or Rule 144, to the Closing Date.

2.6    Additional Agreements Affecting Purchase Price. Parent shall file a proxy or information statement with the SEC and submit the Share Proposal for approval by shareholders within 20 days of Closing. The Parent Stock Consideration and Parent Note shall be delivered on the Closing Date. Parent’s Board of Directors shall recommend approval by shareholders of the Share Proposal. Each of the persons set forth on Schedule 2.6(c) hereto shall enter into a Voting Agreement substantially in the form annexed hereto as Exhibit 2.6(d) (under which they shall vote all capital stock held by them “For” such Share Proposal at any meeting or consent for the purpose of approval of the Share Proposal. Failure to obtain Buyer’s shareholder approval shall be a breach of this Agreement and require Parent to submit such proposal for approval until such approval has been received.

2.7    Escrow Agreement. Seller, Buyer, and Parent shall enter into an Escrow Agreement with Equity Stock Transfer, as escrow agent (the “Escrow Agent”).

2.8    Release of Escrow Amount.

i.
As soon as practicable (but no later than three (3) business days) after the date that is six (6) months following the Closing Date, and provided there has been no claim for indemnification pursuant to Section 10 of this Agreement, Seller and Buyer shall jointly instruct the Escrow Agent to release one-third (1/3) of the Escrow Amount as provided in a joint written instruction to the Escrow Agent from the parties.

ii.
As soon as practicable (but no later than three (3) business days) after the date that is twelve (12) months following the Closing Date, and provided there has been no claim for indemnification pursuant to Section 10 of this Agreement, Seller and Buyer shall jointly instruct the Escrow Agent to release one-third (1/3) of the Escrow Amount as provided in a joint written instruction to the Escrow Agent from the parties.

iii.
As soon as practicable (but no later than three (3) business days) after the date that is eighteen (18) months following the Closing Date, Seller and Buyer shall jointly instruct the Escrow Agent to release the remaining portion of the Escrow Amount less any Reserved Portion (as defined in the Escrow Agreement) needed to resolve claims for indemnification pursuant to Section 10 of this Agreement.

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3.    The Closing; Transfer Procedures.

3.1    Closing.

i.
Subject to the terms and conditions of this Agreement, the Closing shall take place via electronic exchange of executed final documents the next business day after the conditions to closing in Section 8 and Section 9 of this Agreement have been satisfied or such other date as mutually agreed by the parties, but in no case later than forty-five (45) days after delivery by Seller of the financial statements required under Section 4.10 of this Agreement (the “Closing Date”). The Closing under this Agreement is expressly contingent upon satisfaction or waiver, before Closing, of the conditions set forth in Sections 8 and 9 of this Agreement and the satisfaction of the delivery requirements under Sections 3.2 and 3.3 hereof. Time is of the essence for all obligations of all parties under this Agreement.

ii.
Effective immediately upon the Closing, subject to Section 2.6(f) and Section 2.6(g) hereof, the Seller shall cease using Seller Names as or as part of any trademark (including its corporate name) or in any other manner and shall make all filings necessary to effect such changes.

iii.
Simultaneously with the Closing Date, the Seller shall file a certificate to change its corporate name to a corporate name which does not include, has no references to, and is not a confusingly similar derivative or variation of the Seller Names, and make all other filings necessary to effect such name change and (ii) as promptly as practical thereafter (but in no event more than fifteen (15) days thereafter), withdraw all fictitious name filings and/or “doing business as” filings that include or contain a reference to the Seller Names. In each case, the Seller shall provide a copy of the evidence of name change or withdrawal to the Buyer promptly upon the Seller’s receipt of such evidence.

iv.
On the terms and conditions set forth herein, the Buyer on behalf of itself hereby grants to the Seller an Authorized Use (i) for a period of up to ten (10) days after the Closing Date, to use and deplete the Materials that are in possession of the Seller and its Subsidiaries as of the Closing and bear the Seller Names; and (ii) for a period of three (3) months after the Closing, to have the emails of each employee of the Seller redirected and/or forwarded from each employee’s existing email address (which may include Seller Names) to each such employee’s new email address. If after thirty (30) days, there still exist any Materials bearing the Seller Names, the Seller shall, and shall cause its Affiliates, to destroy the same and shall provide the Buyer with an officer’s certificate attesting that such destructions have taken place.

v.
Following the Closing the Seller shall, and shall cause each of its controlled Affiliates to, take all actions reasonably requested by the Buyer to clarify and confirm that the Seller and its Affiliates are not affiliated with the Buyer and its Affiliates, including by including on its Internet website a statement of reasonable prominence acceptable to the Buyer to the effect that the Seller

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is not affiliated with the Buyer and its Affiliates and a hyperlink to an Internet domain name of the Buyer provided by the Buyer.
3.2    Seller Deliveries. At the Closing, the Seller shall execute and deliver to the Buyer the following:

(a)
Bill of Sale and Documents of Title. A duly executed Bill of Sale in the form attached hereto as Exhibit 3.2(a), and all other instruments of sale, assignment and transfer as are reasonably necessary or appropriate to sell, assign and transfer to the Buyer (and to vest in the Buyer) all of Seller’s right, title and interest in and to the Assets, in recordable form, where appropriate, in form and substance reasonably acceptable to the Buyer and the Seller.

(b)
An Assignment and Assumption Agreement attached hereto as Exhibit 3.2(b), duly executed by the Seller, assigning to Buyer all rights of Seller and its Affiliates in and to all of the Transferred Contracts, exclusive of any Retained Liabilities.

(c)	Copies of executed estoppel certificates or assignments of all Seller Contracts requiring such assignment and payables being assumed (if any).

(d)	An assignment of all Assigned Rights and rights and goodwill in the Seller’s Names in the form attached hereto as Exhibit 3.2(d).

(e)	Copies of all written consents of third parties that are required to make each such assignment of the Assets effective as to such third parties.

(f)
All necessary releases of liens and Uniform Commercial Code termination statements in forms reasonably acceptable to the Buyer’s counsel so that the Seller’s title to the Assets is free and clear of all liens and encumbrances.

(f)	An Escrow Agreement attached hereto as Exhibit 3.2(f), duly executed by the Seller, Buyer and Escrow Agent.

(g)	A certificate of good standing with respect to the Seller issued by the Secretary of State of Delaware as of a date not more than two (2) days prior to the Closing Date.

(h)
A copy of the written consent or resolutions of the Seller’s Board of Directors and the written consent of the Seller’s shareholders, certified by the Secretary of the Seller as having been duly and validly adopted and being in full force and affect, authorizing the execution and delivery of this Agreement and the Other Agreements to which the Seller is a party and the performance by the Seller of its obligations hereunder and thereunder.

(i)	The Acquired Records, including keys, locks combination codes, contact information and other information which would be required to access the Business Rights as listed on Schedule 3.2(i).

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(j)
Employment agreements for Key Employees in the form of Exhibit 3.2(j) annexed hereto with the employees of Seller listed on Schedule 3.2(j) and such non-competition, non-disclosure and non-solicitation agreements, as reasonably required by Buyer.

(k)
Assignments, in the form annexed hereto as Exhibit 3.2(k) reasonably acceptable to Buyer and Seller and, if applicable, as required by any Governmental Authority with which Seller’s or any of its Affiliates’ rights to any Intellectual Property to be assigned have been filed, assigning to Buyer such Intellectual Property.

(l)	Any Additional Agreements not otherwise listed separately.

(m)	The Intercreditor Agreement.

(n)	Copies of invoices or confirmation of amounts due to vendors as shown on Schedule 1.5(e) as Assumed Liabilities.

(o)
A duly executed certification that Seller is not a foreign Person within the meaning set forth in Treasury Regulation Section 1.1445-2(b)(2)(iii)(A); it being understood that notwithstanding anything to the contrary contained herein, if Seller fails to provide Buyer with such certification, Buyer shall be entitled to withhold the requisite amount from the Purchase Price in accordance with Section 1445 of the Code and the applicable Treasury Regulations.

3.3    Buyer Deliveries. At the Closing, the Buyer shall deliver, or shall cause to be delivered, to the Seller or the Escrow Agent as indicated below, the following:

(a)	Stock certificates representing the Parent Stock Consideration, less the Escrow Amount.

(b)	A duly executed Assignment and Assumption Agreement, pursuant to which the Buyer shall assume all of the Assumed Liabilities.

(c)	The Intercreditor Agreement

(d)	The Voting Support Agreement.

(e)	The Escrow Agreement, and the Escrow Amount to the Escrow Agent.

(f)	The Parent Note, executed by Parent.

(g)	The Security Agreement, executed by Parent.

(h)	Release instructions for the payment of amounts to vendors for the Assumed Liabilities;

(i)	A certificate of status with respect to the Buyer issued by the State of Delaware as of a date not more than two (2) days prior to the Closing Date.

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(j)
A copy of the resolutions of the Buyer’s Board of Directors, certified by the Secretary of the Buyer as having been duly and validly adopted and being in full force and affect, authorizing the execution and delivery of this Agreement and the Additional Agreements to which the Buyer is a party and the performance by the Buyer of its obligations hereunder and thereunder.

3.4    Transition. To facilitate the smooth transition of operations, Seller agrees to be available by phone and email at mutually agreeable times until ninety (90) days after the Closing Date to respond to questions from Buyer’s staff with regard to the integration of systems or as reasonably requested by Buyer. No additional payments will be required for the provision of such transition services. Seller shall be reimbursed for any out-of-pocket expenses associated with such consultations.

4.    Representations and Warranties Regarding Seller and the Assets. Seller hereby represents and warrants to Parent and Buyer as follows, and Parent and Buyer, in agreeing to consummate the transactions contemplated by this Agreement, have relied upon such representations and warranties:
4.1    Incorporation; Authority. Seller (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and are duly qualified as a foreign corporations in any other jurisdiction in which they do business; and (ii) has all requisite power and authority to own, lease and operate their property and to carry on its business as presently conducted and to execute, deliver and perform their obligations under this Agreement and each other Transaction Agreement to which they are a party. A true and correct copy of the Certificate of Incorporation of Seller, as amended to date, has been delivered to Parent and is in full force and effect as of the Agreement Date.
4.2    Execution; Validity of Agreement; Due Authorization. This Agreement and each Additional Agreement to which Seller is a party has been duly executed and delivered by Seller, and this Agreement and each Additional Agreement to which Seller is a party constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Seller.
4.3    Consents and Approvals; No Violations.

i.
Except as set forth on Schedule 4.3, none of the execution, delivery or performance of this Agreement or any Additional Agreement by Seller, the consummation by Seller of the transactions contemplated hereby or thereby, or the compliance by Seller with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of Seller’s properties or assets is bound,

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(c) violate any Applicable Laws, or (d) result in the creation of any lien upon any of the Assets. No other Person has any preemptive rights, options or any other right to acquire the Assets or any portion of the Assets.

ii.
Seller shall have received all consents required in connection with any Transferred Contracts, including but not limited to, all agreements with independent contractors and all Seller Contracts listed on Schedule 1.1(h).

4.4    Investment Representations.

i.
Seller understands that the securities being provided as the Parent Stock Consideration hereunder are not being registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof;

ii.
Seller understands that the Securities are “restricted securities” under applicable securities laws which provide, in substance, that the such shares of stock may only be disposed of pursuant to an effective registration statement under the Securities Act and applicable state securities laws or an exemption from such registration, (ii) the Purchaser has no obligation or intention to effect any registration of the shares of the Securities, and (iii) the Purchaser may endorse any certificates representing the Securities with a legend describing the restrictions referenced in clause (i) of this Section 6.4(b);

iii.
Seller represents that, both at the time that it was offered the Securities and upon the execution of this Agreement, it is an accredited investor, as defined in Rule 501 of Regulation D of the U.S. Securities and Exchange Commission (17 CFR Section 230.501 et seq.);

iv.
Seller represents that it is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities. Seller is acquiring the Securities in the ordinary course of its business. Seller acknowledges that it is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling them or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities in violation of the Securities Act or any applicable state securities law. Seller represents that it, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Seller is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Seller represents that it has read and understands the Risk Factors set forth in Parent’s latest Quarterly Report on Form 10-Q. Seller acknowledges that it has had the opportunity to review all of Parent’s

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reports as filed with the Securities and Exchange Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent and the Purchaser concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about Parent and the Buyer and their respective financial conditions, results of operations, businesses, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Parent or the Buyer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Seller acknowledges and agrees that neither Parent, the Buyer, nor any of their representatives has provided Seller with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  None of Parent, the Buyer, nor any of their representatives has made or makes any representation as to Parent, the Purchaser or the quality of the Securities. In connection with the issuance of the Securities to Seller, none of Parent, the Buyer nor any of their representatives has acted as a financial advisor or fiduciary to Seller. Seller is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
4.5    The Assets. Prior to giving effect to the transactions contemplated herein, except as set forth on the Schedules or disclosures related to the Acquisition:

i.
Seller is the exclusive, true and lawful owner of all right, title, and interest in and to the Assets and has good and valid title thereto. The Assets are free and clear of any Liens, licenses or other encumbrances and no rights, licenses, covenants not to sue or similar rights have been granted with respect to the Assets. The Assets are all of the assets and properties used in connection with the conduct of the Business and are sufficient to operate the Business as presently operated.

ii.
Except as set forth in Schedule 4.5(b), the Assets have not been the subject of any action and, to Seller’s Knowledge, there is no action pending, asserted or threatened by or against Seller concerning the ownership, use of, misappropriation, or licensed right to use, any of the Assets.

iii.
All of the inventors, authors or creators of the Assets have assigned their rights in the Assets to the Seller and all such rights are included in the Assets. To Seller’s Knowledge, no inventor of the Assets is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Assets, and, to the extent that any Asset has been conceived, developed or created for Seller by any other Person, Seller has executed valid and enforceable written agreements with such Person with respect thereto transferring to Seller the entire right, title and interest therein and thereto by operation of law or by valid written assignment.

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iv.
Except as set forth in Schedule 4.5(d), there are no inventors of the Assets other than the named inventors of the Assets. Except as set forth in Schedule 4.5(b), there are no asserted or unasserted claims of ownership of the Assets by any Person other than the named owners of the Assets, and all such rights are being transferred to Buyer pursuant to this Agreement.

v.
All documents, agreements, prototypes, models, product samples, books, notebooks, certificates, licenses, files and any other diligence materials that Seller has provided to Parent in connection with Parent’s evaluation of the Assets are true, correct and complete originals (if originals were provided by Seller) or copies of such materials.

vi.
Seller owns or has the right to use all Software used in the Business, and Seller is hereby transferring all such rights as part of the Assets. The Software codes owned by Seller which and are part of the Assets being conveyed pursuant to this Agreement are listed on Schedule 4.5(f).

vii.
Schedule 4.5(g) lists all registrations of Intellectual Property used in the Business. To the best of Seller’s Knowledge, all such registrations are in good standing and Seller owns all right, title and interest in and to the Intellectual Property assets used in the Business free and clear of Liens. Any Liens or assignments of Intellectual Property shall have been cleared prior to the Closing, and proof of such clearance shall be provided to Buyer. Except as set forth in Schedule 4.5(g), none of the Seller, the Assets or the Business as currently or formerly owned, licensed or used, have not and do not infringe, violate or misappropriate the Intellectual Property of any Person. To Seller’s Knowledge, no person or entity has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Intellectual Property assets included in the Assets.

viii.
Seller hereby represents and warrants that all agreements with independent contractors, including but not limited to those set forth on Schedule 1.1(h), included the standard terms and conditions at the time of execution by such independent contractors. For the avoidance of doubt, the parties named on Schedule 4.5(h) are independent contractors pursuant to the law of the state in which they reside and/or work.

4.6    Litigation. Except as set forth on Schedule 4.6 or disclosures related to the Acquisition, there are no actions, lawsuits, judgments, claims, investigations or legal or administrative proceedings, pending or to the Seller’s Knowledge threatened against Seller. There is no judgment, order, injunction, decree or award (whether rendered by a court, administrative agency or by arbitration) to which Seller is a party.
4.7    Employees.

i.
As of the date of this Agreement, Seller employs the people listed on Schedule 4.7(a) hereto in operating the Business. The names and job titles of such employees and consultant are listed on Schedule 4.7(a).

ii.	There are no written employment agreements with any Employees that are not terminable on the giving of reasonable notice in accordance with

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Applicable Law. To Seller’s Knowledge, no Employee is in violation of any term of any employment contract, confidentiality or other proprietary information disclosure agreement or any other contract relating to the right of any such Person to be employed by, or otherwise perform services for, Seller.

(a)	Each Employee has signed an acknowledgement of receipt of the “Rant Associate Handbook”.

i.	No Employee or former employee of the Seller or of any prior owner of the Assets has any right or claim to any of the Assets.

ii.
Seller has never maintained any Employee Plan which has been subject to title IV of ERISA or Code Section 412 or ERISA Section 302. No assets or liabilities with respect to the Employees shall be transferred as a result of this Agreement from any Employee Plan to any plan maintained by the Buyer.

iii.	Seller confirms and agrees that no bonus is due to any Employee, and each Employee has agreed and acknowledged that no bonus is due to them.

iv.
Seller has received no notice that any person who could be classified as an employee under applicable law has not been so classified, and, except as set forth on Schedule 4.5(h), the Company has made all applicable withholding tax payments with respect to each person and has maintained all applicable unemployment, disability, workers’ compensation and other required insurance policies with respect to such individuals.

4.8    Contracts. The Transferred Contracts represent all of the material contracts, agreements and commitments, whether written or oral, of Seller used in the Business. Seller has previously delivered to Purchaser a correct and complete copy of each such written agreement and contract of Seller used in the Business (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement of Seller used in the Business. Each such agreement is legal, valid, binding, enforceable, and in full force and effect, except as enforceability may be limited by bankruptcy laws and general equitable principles. Seller is not in breach or default under such agreements, and, to Seller’s Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default of such agreements, or permit termination, modification, or acceleration, under such agreements. There is no agreement, order, or other instrument binding upon the Seller or the Business which restricts or prohibits the Business from competing with any other Person, from engaging in any business or from conducting activities in any geographic area, or which otherwise restricts or prohibits the conduct of the Business.
4.9    Bankruptcy. Seller has not committed nor does it currently intend to commit any act of bankruptcy, upon the effectiveness of the Closing is not insolvent, has not proposed nor currently intends to propose a compromise or arrangement to its creditors generally, has not had nor currently intends to have any petition for a receiving order in bankruptcy filed against it, has not made nor currently intends to make a voluntary assignment in bankruptcy, has not initiated nor intends to

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initiate any proceeding to have itself declared bankrupt or wound-up, has not initiated nor intends to initiate any proceeding to have a receiver appointed to any part of its assets, has not had any creditor take nor currently anticipates that any creditor will take possession of any of its property, nor has it had any of the foregoing become enforceable nor to Seller’s Knowledge currently anticipates that any of the foregoing will become enforceable upon any of its property or the Assets.
4.10    Compliance with Laws; Permits.

i.
The Seller has been and is in compliance with all Applicable Laws, Permits, judgments, decrees, and reporting requirements applicable to the Business and the Assets. Not in limitation of the foregoing, the Seller has posted a privacy policy and terms of use to all consumers of the Business, which privacy policies and terms of use comply with all Applicable Laws, and the Seller has only used data collected from consumers in compliance with the terms of such privacy policy. Not in limitation of the foregoing, the Seller has filed all tax returns for any periods prior to the Closing that are required to be filed. Such tax returns are or will be true, complete and correct in all material respects. Except as set forth in Schedule 4.10(a), all taxes due and owing by Seller (whether or not shown on any tax return) have been, or will be, timely paid. Seller has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law, and have otherwise complied with all employment laws, including maintaining all workers compensation insurance, unemployment insurance and disability insurance. Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

ii.
The Seller has all Permits from Governmental Authorities required for the operation of the Business and the ownership of the Assets, each of which will be in full force and effect on the Closing Date. All such Permits are set forth on Schedule 4.10(b) attached hereto. No registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind are required by virtue of the assignment of such Permits to the Buyer as contemplated hereby.

4.11    Financial Statements and Other Information.

i.
The following financial statements of the Business have previously been delivered to Parent: (i) audited statement of operations, statement of stockholders’ equity, statement of cash flows, and a balance sheet as of and for the years ended December 31, 2015 and December 31, 2014, and (ii) unaudited statement of operations, statement of stockholders’ equity, statement of cash flows and balance sheet as of and for the three months ended March 31, 2016. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Such financial statements of the Business fairly present in all material respects the financial position and results of operations and cash flows of the Business as at the dates and for the periods presented therein.

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ii.
The Business has no liabilities, except the Assumed Liabilities and (i) those liabilities reflected, disclosed or reserved against on the financial statements of the Business referenced in Section 4.11(a) above, (ii) liabilities resulting from the obligations set forth in this Agreement and the Additional Agreements,, and (iii) liabilities incurred in the ordinary course of business since March 31, 2016 and which are not, in the aggregate, material in amount.

iii.
Schedule 4.11(c) sets forth the number of unique visitors, the number of pageviews, and the average time on site per visitorfor each month from January 2015 through April 2016, for each individual site and overall across all Seller sites, in each case as reported through Google Analytics and comScore.

iv.	Since March 31, 2016, and assuming the Acquisition closes, no event or condition of any character has had, or is reasonably likely to result in, a Material Adverse Effect on the Business.
4.12    Absence of Certain Changes. Except as otherwise set forth on Schedule 4.12(a), since March 31, 2016, Seller has operated the Business in the Ordinary Course of Business and except as disclosed in the Schedules or in connection with the Acquisition, there has not been any:

i.	imposition of any Liens upon any of the Assets, except for Permitted Liens or Liens to be satisfied at Closing.

ii.
increase in the compensation of any Key Employees, except pursuant to the terms of written agreements or plans currently in effect and listed on Schedule 4.12(b), (ii) payment or agreement to pay or increase in or agreement to increase any pension, retirement allowance, severance or other employee benefit not already required or provided for under any existing plan, agreement or arrangement to any Key Employee, (iii) except as required by applicable Law, change in any respect to any such plan, agreement or arrangement.

iii.
transfer, assignment, grant, sale or other disposition of (i) any of the Assets shown or reflected in the Financial Statements, except for the sale of inventory in the Ordinary Course of Business (including by way of any non-cash dividends, distributions on or in respect of, or redemptions of, any of Seller's capital stock) or (ii) any Intellectual Property related to the Business, except for abandonments of applications or registrations made in the Ordinary Course of Business.

iv.	material damage, destruction or loss, or any material interruption in use, of any Assets, whether or not covered by insurance.

v.	cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Assets.

vi.
adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or Consent to the filing of any bankruptcy petition against it under any similar Law (including with respect to the Seller).

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vii.
material change in cash management practices and policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

viii.	material change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Financial Statements;

ix.	entry into any Contract outside the Ordinary Course of Business;

x.	acceleration, termination, material modification to or cancellation of any Assigned Contract or License and Permit; or

xi.	any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.
4.13    Taxes. Except as set forth on Schedule 4.10(a):

(a)
Seller has, in respect of the Assets, timely filed or will timely file (taking into account available extensions of time to file), all Tax Returns required to be filed by it through the date hereof with the appropriate Governmental Authority. Each such Tax Return is true, complete and correct in all material respects. Seller has timely paid and discharged all taxes with respect to the Assets, whether or not shown as due and owing on such Tax Returns. Seller has withheld, collected and paid over to the appropriate taxing authority, or is properly holding for such payment, all taxes required by Law to be withheld or collected.

(b)	Neither the Seller nor any of its Subsidiaries is a party to any tax allocation or tax sharing agreement.

(c)
Seller has not been notified in writing that it is currently under audit by any taxing authority or that any taxing authority intends to conduct such an audit, and no material action, suit, investigation, claim or assessment is pending or, to the Seller’s Knowledge, proposed with respect to any alleged deficiency in Taxes.

(d)	Seller has not waived any statute of limitations in respect of any taxes or agreed to any extension of time with respect to a material tax assessment or deficiency.

(e)	There is no Lien for taxes upon any of the Assets.
4.14    Books and Records. To the Seller’s Knowledge, all books and records of the Seller relating to the Business, including, but not limited to, records and lists of past, present or prospective

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customers, suppliers, or personnel, marketing plans, sales literature and promotional literature and other books, ledgers, files, reports, operating records, and records relating to the Assumed Liabilities are accurate and have been maintained in a manner consistent with customary industry practices and in compliance with Applicable Law. To the Seller’s Knowledge, all financial and accounting books, ledgers and accounts of the Seller relating to the Business have been properly and accurately kept and completed in all material respects, and do not contain any material inaccuracies or discrepancies of any kind.
4.15    Data Room. To Seller’s Knowledge, all information and documentation contained in the electronic data room prepared by the Seller, to which Parent has been provided access, is true and accurate and correctly reflects the subject matter to which it relates, as well as the Business. No representation or warranty by Seller in this Agreement and no statement contained in the Schedules to this Agreement or any certificate or other document furnished or to be furnished to Parent pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
4.16    Consents and Approvals. No Consents or notices to, or filings, registrations, or qualifications with any Person or Governmental Authority and no Consents or waivers from, or notices to, any other party are required for the consummation by Seller of the transactions contemplated by this Agreement and the other Transaction Agreements, except for Consents from Seller’s board of directors.
4.17    Broker’s Fee. No agent, broker, investment banker, firm, or other Person, acting on behalf of Seller or any of its Affiliates, or under the authority of Seller or any of its Affiliates, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Agreements.
4.18    Disclosure. No representation or warranty by Seller in this Agreement or in any other schedule, exhibit, list, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.

5.    Representations and Warranties of the Buyer and Parent. The Buyer and Parent, hereby represent and warrant, jointly and severally, to the Seller, intending for the Seller to rely hereon, as follows:

5.1    Organization, Good Standing and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the power and authority to enter into and perform this Agreement, to own and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, and Buyer maintains all material licenses, certificates and permits from governmental entities necessary for the conduct of its business.

Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and is duly qualified and in good standing as a foreign corporation in the State of New York. Parent has the power and authority to enter into and perform this Agreement, to own and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, and Buyer maintains all material licenses, certificates and permits from governmental entities necessary for the conduct of its business.

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5.2     Authorization. The execution and delivery of this Agreement, and the purchase and other actions contemplated hereby, have been duly authorized by all requisite corporate action on the part of the Buyer. The Buyer has the power and authority to consummate the transactions on its part contemplated hereby, none of which will constitute any violation or breach of its Certificate of Incorporation and By-Laws.

The execution and delivery of this Agreement, and the purchase and other actions contemplated hereby, have been duly authorized by all requisite corporate action on the part of the Parent. The Parent has the power and authority to consummate the transactions on its part contemplated hereby, none of which will constitute any violation or breach of its Certificate of Incorporation and By-Laws of Parent

5.3    Enforceability; No Violations. This Agreement constitutes the legal, valid and binding obligations of the Buyer and Parent, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy laws and general equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein by the Buyer or Parent constitutes a violation or breach of applicable law or any provision of any contract or instrument to which the Buyer or Parent is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to it, or constitute a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which the Buyer or Parent is a party or by which it is bound.

6.    Transfer Restrictions and Voting Matters.

6.1    Seller and its Control Persons covenant and agree that during the Restricted Period (as hereinafter defined), they will use Reasonable Efforts to cause all of the Parent Stock Consideration shares beneficially owned by it, not to be voted (i) against or withheld, as the case may be, from voting in respect of all those persons nominated and publicly recommended to serve as directors of the Parent by the Board of Directors or the management of the Parent (as the case may be), and (ii) with respect to any other action, proposal or matter to be voted on by the shareholders of the Parent (including through action by written consent), against the public recommendation of the Board of Directors. For greater certainty, the Seller may abstain from voting in any matter to be voted on by the shareholders of the Parent. The restrictions set forth in this Section 6 shall expire on the day following the six-month anniversary of the Closing Date and with respect to the Escrow Amount, on the day following the one year and six month anniversary of the Closing Date (each period, as applicable, the “Restricted Period”).

6.2    The Seller covenants to Parent that no transfer of Parent Stock Consideration shares (including, but not limited to, distribution by the Seller of Parent Stock Consideration shares to the Seller's shareholders) shall be made during the Restricted Period unless exempt from the registration requirements under the Securities Act and in compliance with all other Applicable Securities Laws.
6.3    At Closing, Seller shall enter into the Seller Lock-Up Agreement attached hereto as Exhibit 6.3, which shall be binding on any transferee of the Parent Stock Consideration until the Seller Lock-Up Agreement is terminated.
7.    Covenants Prior to Closing Date.

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7.1    Covenants of Buyer and Parent. Between the Effective Date of this Agreement and the Closing Date, Buyer and Parent hereby covenant and agree that they will, except as otherwise approved in advance in writing by the Seller:

i.
Confidentiality. Buyer/Parent shall not publish nor disclose and not authorize or permit any of its officers, employees, directors, agents or representatives or any third party to publish or disclose any trade secrets or other confidential information or any data or business or financial books, records or other information of or pertaining to Seller, the Assets, which have been furnished to Buyer or Parent by Seller or to which Buyer or Parent has had access during any investigation made in connection with this Agreement and which is not otherwise available to Buyer or Parent except as required by law and by or in connection with any public or private equity or debt transaction.

ii.
Advise of Changes. Buyer and Parent shall promptly advise Seller in writing of any fact that, if known at the Closing date, would have been required to be set forth or disclosed pursuant to this Agreement, or which would result in the breach in any material respect by Buyer or Parent of any of its representations, warranties, covenants or agreements hereunder.

iii.
Publicity. Except as required by law, Buyer and Parent shall not publicize, advertise or announce to any third party the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby.

iv.
Investigation. Buyer and Parent shall use reasonable efforts to conduct its investigation of the Assets in such a manner as to prevent disruption of the relations with the employees, customers, suppliers and licensors of Seller.

v.
Restricted Communications. Buyer and Parent shall not have any communications with Sellers’s customers, clients, employees, or vendors, whether written or verbal, before the Closing without the Seller’s written permission and participation, including the Seller’s written prior approval of any written materials.

7.2    Covenants of Seller. Between the Effective Date of this Agreement and the Closing Date, Seller hereby covenants and agrees that it will, in connection with the Business and the Assets, except as otherwise approved in advance in writing by the Buyer or Parent:

i.
Conduct of Business. Except for (i) reductions in the number of employees (provided, however, that Seller may not terminate any Key Employees except for those Key Employees that are terminated by the Seller for cause or who leave voluntarily), (ii) as expressly and specifically contemplated by this Agreement, or (iii) as otherwise consented to in writing by the Buyer (which written consent may not be unreasonably withheld, conditioned or delayed), from the date hereof through the Closing, the Seller shall use Reasonable Efforts to conduct the Business in all material respects in the Ordinary Course of Business, in substantially the same manner as heretofore conducted and use its Reasonable Efforts to preserve intact the Assets and the Business and Seller’s relationship with its customers, suppliers, creditors and employees. Without limiting the foregoing, during the period from the date hereof

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through the Closing, Seller shall, and shall cause its Subsidiaries to, with respect to the Assets, the Assumed Liabilities or the Business:

i.	preserve and maintain all Licenses and Permits required for the conduct of the Business as currently conducted or the ownership and use of the Assets;

ii.	pay the debts, taxes and other obligations of the Business when due [in accordance with past practice or as otherwise disclosed in the Schedules or in connection with the Acquisition];

iii.	continue to collect accounts receivable in a manner consistent with past practice, without accelerating or discounting such accounts receivable;

iv.	maintain the properties and assets included in the Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

v.	continue in full force and effect without modification all insurance policies, except as required by applicable Law;

vi.	defend and protect the properties and assets included in the Assets from infringement or usurpation;

vii.	perform all of its obligations under all Transferred Contracts;

viii.	maintain the books and records of the Business in accordance with past practice;

ix.	comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Assets; and

x.	not take and use Reasonable Efforts not to permit any action that would cause any of the changes, events or conditions described in Section 4.12 to occur.

xi.
Access. The Buyer and Parent and its authorized representatives, at its sole expense and risk, shall have reasonable access during normal business hours upon prior arrangement with the Seller to all properties, books, records, contracts and documents of the Seller in connection with the Assets; and the Seller shall furnish or cause to be furnished to the Buyer or Parent and its authorized representatives all reasonable information with respect to the Assets as the Buyer or Parent may reasonably request. In the event of the termination of this Agreement, all such information shall remain confidential and shall not be used by the Buyer or Parent, its officers, directors, employees, partners, members or agents, and all copies thereof shall be returned to the Seller.

xii.	Contracts and Commitments. The Seller shall not enter into any contract, commitment or transaction outside of the Ordinary Course of Business which

19

is to be in the Business or the Asset Services without the prior written consent of the Buyer or Parent.

xiii.
Sale of Assets. The Seller will not sell or dispose of, or agree to sell or dispose of, any of the Assets outside of the Ordinary Course of Business without the prior written consent of the Buyer or Parent.

xiv.
Liabilities. The Seller will not, and will not agree to, create any indebtedness or any other fixed or contingent liability in connection with the Assets, including, without limitation, liability as a guarantor or otherwise with respect to the obligations of others.

xv.	Insurance. All present insurance insuring the Assets, wherever located, will be maintained by the Seller in all respects.

xvi.
No Default. The Seller shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment or obligation by which it is bound in connection with the Assets.

xvii.
Authorization from Others. Except as set forth on the Schedules hereto or in connection with the Acquisition prior to the Closing Date, the Seller shall have obtained all authorizations, waivers, consents and permits of others and third parties required to permit the consummation by the Seller of the transactions contemplated by this Agreement or to remove any breach or threatened breach of any representation, warranty or agreement of the Seller herein.

xviii.
Advise of Changes. Seller shall promptly advise Buyer or Parent in writing of any fact that, if known at the Closing Date, would have been required to be set forth or disclosed pursuant to this Agreement, or which would result in the breach in any material respect by Seller of any of its representations, warranties, covenants or agreements hereunder.

8.    Conditions Precedent to the Buyer’s Obligations at Closing.

All obligations of the Buyer and Parent under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing or electronic communication by the Buyer or Parent:

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8.1    Representations and Warranties. The Seller’s representations and warranties contained in this Agreement or in any list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing except (a) to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and complete on and as of such date; and (b) where the failure of the representations and warranties to be true and correct on the Closing Date does not have a Material Adverse Effect.
8.2    Performance of Agreements. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
8.3    Consent to Transfer the Business Leases and Contracts. Except as set forth on Schedule 8.3, Seller shall have delivered to Buyer executed consents to assignments, in form and substance reasonably acceptable to Buyer, with respect to the properties covered by the Business Leases and Contracts.
8.4    Adverse Change. There shall not have been a Material Adverse Effect, occurrence or casualty, financial or otherwise, to the Business or the Assets, whether covered by insurance or not.
8.5    Closing Deliveries. The Seller shall have delivered the documents and other items described in this Agreement. Seller shall also deliver possession of the Business and the Assets at closing, except as set forth on Schedule 8.5.
8.6    No Litigation. There shall not be any pending or, to Seller’s Knowledge, threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby or which, if adversely determined, would result in a breach of a representation, warranty or covenant of either party herein.
9.    Conditions Precedent to the Seller’s Obligations at Closing.

All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing or electronic communication by the Seller:

9.1    Representations and Warranties. The Buyer’s and Parent’s representations and warranties contained in this Agreement shall be true at and as of the time of Closing.
9.2    Performance of Agreements. The Buyer and Parent shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
9.3    Closing Deliveries. The Buyer and Parent shall have delivered to the Seller and the Escrow Agent the Purchase Price as described in Section 2 of this Agreement; and the Seller shall have received all the items to be delivered from Buyer and Parent under Section 3 of this Agreement.
9.4    No Litigation. There shall not be any pending or, to the Knowledge of Buyer, threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby

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or which, if adversely determined, would result in a breach of a representation, warranty or covenant of either party herein.

10.    Survival and Indemnification
10.1    Survival of Representations and Warranties. Subject to the limitations and provisions of this Agreement, the representations and warranties contained in Section 4, Section 5, and Section 6 of this Agreement shall survive the Closing and remain in full force and effect until the date that is eighteen (18) months from the Closing Date, except (i) as to any matter as to which a good faith claim has been submitted in writing to the other party describing the claim in reasonable detail before such date and identified as a claim for indemnification pursuant to this Section 10, (ii) as to any matter which is based successfully upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable statute of limitations, and (iii) any matter which is successfully based on a misrepresentation under Section 4.1, Section 4.2, Section 4.4, Section 4.5(a), Section 4.5(f), and/or Section 4.5(h) [others?].
10.2    Indemnification by the Seller. Subject to the other terms and conditions of this Section 10, Seller shall at its own cost and expense indemnify, hold harmless and, to the extent requested by the Buyer, defend the Buyer Indemnitees against, and reimburse such Buyer Indemnitees for, any and all losses that such Buyer Indemnitee arising out of, or to the extent relating to or in connection with:

i.
any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, or in any certificate, ancillary agreement or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

ii.
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any certificate, ancillary agreement or instrument delivered by or on behalf of Seller pursuant to this Agreement;

iii.	any Retained Asset or any Liability other than an Assumed Liability;

iv.
any claim arising out of or relating to the December 29, 2014 Payment Agreement between Seller and The Nerdery, LLC (the “Nerdery”) or any scope of work or provision of services by the Nerdery to the Seller or its affiliates or any related agreement, whether such claim is for monetary damages, title to the deliverables under such agreement, or otherwise;

v.
any claim relating to the Seller’s or its affiliates failure to pay any withholding taxes to the Internal Revenue Service or any to any State, or any failure to pay any unemployment benefits or taxes, other than as a result of the Buyer’s failure;

vi.
or any claim that any writers or others who provided services to the Seller in California should have been classified as employees, whether such claim is a wage and hour claim, a claim that the Seller should have provided such

22

individuals with benefits, a claim that the Seller should have maintained workers compensation, unemployment, disability or other insurance for such individuals, or otherwise, or

vii.
any third party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Seller (other than the Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Closing Date.

The matters set forth in Sections 10.2(d), (e) and (f) above shall be referred to as the “Specific Indemnity Matters.”
10.3    Indemnification by the Buyer and Parent. Subject to the other terms and conditions of this Section 10, the Buyer and Parent, jointly and severally, shall, at its own cost and expense indemnify and hold harmless the Seller Indemnitees against, and reimburse such Seller Indemnitees for, any and all losses that such Seller Indemnitee arising out of, or to the extent relating to or in connection with:

i.
any inaccuracy in or breach of any of the representations or warranties of the Buyer or Parent contained in this Agreement, or in any certificate, ancillary agreement or instrument delivered by or on behalf of the Buyer or Parent pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

ii.
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Buyer pursuant to this Agreement or any certificate, ancillary agreement or instrument delivered by or on behalf of the Buyer or Parent pursuant to this Agreement;

iii.	any Assumed Liability; or

iv.	any Liability based upon, resulting from or arising out of the provision of the Asset Services or the ownership of the Assets by the Buyer or Parent following the Closing Date.
10.4    Indemnification Procedures.

i.
Promptly upon receipt of a Claim, an Indemnified Party will notify the Indemnifying Parties of the circumstances of the Claim and will keep the Indemnifying Parties apprised of any material changes in the circumstances of the Claim; provided, however, that no Indemnified Party will be obligated to notify the Indemnifying Parties of any Claim earlier than the ninety (90) day anniversary of the Closing Date. The delay or failure to give such notice will not relieve any Indemnifying Party of any Liability to the Indemnified Parties except to the extent that the failure to provide notice results in the failure of actual notice and such Indemnifying Party is materially damaged as a result of such failure.

ii.	The Indemnifying Parties will be entitled to participate in, and to assume fully, the defense of any third party Claim with counsel approved by the

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Indemnified Parties. The Indemnified Parties will give the Indemnifying Parties reasonable information and assistance, at the Indemnifying Parties’ expense, in connection with the defense of such Claim. If timely notice of an action is given to the Indemnifying Parties and the Indemnifying Parties do not give notice to the Indemnified Parties within fifteen (15) days of the Indemnifying Parties’ intent to assume the defense, the Indemnifying Parties will be bound by any determination made in such proceeding or any compromise or settlement thereof effected by the Indemnified Parties. If the Indemnifying Parties assume the defense, it will be conclusively established for purposes of this Agreement that the Claims made are the Indemnifying Parties’ indemnity obligations under this Agreement.

iii.
The Indemnified Parties will have the right to employ a single counsel and to participate in the defense of such Claim, but the fees and expenses of such counsel will be at the expense of the Indemnified Parties unless: (i) the employment of counsel by the Indemnified Parties has been authorized by the Indemnifying Parties; (ii) the Indemnified Parties have been advised by their counsel in writing that there is a conflict of interest between the Indemnifying Parties and the Indemnified Parties in the conduct of the defense of the Claim (in which case the Indemnifying Parties will not have the right to direct the defense of the Claim on behalf of the Indemnified Parties); (iii) the Indemnifying Parties have not in fact employed counsel to assume the defense of the Claim within a reasonable time following receipt of the notice given pursuant to this Section 10.4; or (iv) the Indemnified Parties determine in good faith that there is a reasonable probability that the Claim may materially and adversely affect their or their Affiliates other than as a result of monetary damages; in each of which cases the fees and expenses of such counsel will be at the expense of the Indemnifying Parties.

iv.
Subject to the terms of Section 10.4(c), after notice to the Indemnified Parties of the assumption of defense by the Indemnifying Parties, the Indemnifying Parties will have no Liability to the Indemnified Parties for any fees or costs subsequently incurred by Indemnified Parties in such defense (except for fees and costs incurred in responding to requests for assistance from the Indemnifying Parties). No compromise or settlement of a claim binding on the Indemnified Parties will be effected by the Indemnifying Parties without the consent of the Indemnified Parties, which consent may be given or withheld in the Indemnified Parties’ sole discretion.

10.5    Limitations. Notwithstanding anything to the contrary contained in this Agreement, an Indemnifying Party shall not be liable for indemnification under this Agreement (except in the case of the Specific Indemnity Matters) unless and until the aggregate amount of all such losses exceeds $100,000, at which point the Indemnifying Party shall be liable for indemnification under this Agreement back to the first dollar. Each Indemnified Party waives, on behalf of itself and its affiliates, any right to multiply actual damages or recover consequential, indirect, special, punitive or exemplary damages (including, without limitation, damages for lost profits or loss of business opportunity) arising in connection with or with respect to the indemnification provisions hereof. Each Indemnified Party entitled to indemnification hereunder shall take reasonable steps to mitigate losses after becoming aware of any event which could reasonably be expected to give rise to any losses that are indemnifiable or recoverable hereunder. An Indemnifying Party shall not be liable for damages in excess of the Indemnification Cap (as defined below). The “Indemnification Cap”

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shall mean the amount equal to the value of Fifteen Percent (15%) of the Parent Consideration Shares at the Cap Value. The Indemnification Cap shall not be applicable to a breach of the representations or warranties set forth in Section 4.1, Section 4.2, Section 4.4, Section 4.5(a), Section 4.5(c), Section 4.5(f), Section 4.5(h) and/or 4.7(g) , nor to the Specific Indemnity Matters.

10.6    Exclusive Remedies. The parties acknowledge and agree that their sole and exclusive remedy with respect to losses and any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 10 and payable from the Escrow Amount shares. Nothing in this Section 10.6 shall limit any Indemnified Party’s right to seek and obtain any equitable relief to which any Indemnified Party shall be entitled or to seek remedy for losses on account of any party's fraudulent, criminal or willful misconduct, provided the other party is not also in breach of this Agreement or any other agreement or understanding contemplated herein or related to the Acquisition.
11.    Exclusivity; Termination.

11.1    Exclusivity. Seller agrees that, beginning on the Effective Date and continuing through the Closing Date, unless terminated earlier in accordance with the provisions of this Section 11, Buyer shall have a period of exclusivity. During such period, Seller will not, and will cause its respective directors, officers, employees, representatives, agents and affiliates not to, directly or indirectly, solicit or initiate or enter into discussions or transactions with, or provide any information to, any person, corporation, partnership or other entity or group (other than Buyer and its designees) concerning the sale of the Assets.

11.2    Termination by Seller. This Agreement may be terminated by Seller if Seller is not in material breach thereof, upon written notice to Buyer or Parent, upon the occurrence of any of the following:

i.	In the event Closing does not occur on or before July 31, 2016.

ii.
If, on the date that would otherwise be the Closing Date, Seller shall have notified Buyer in writing that one or more of the conditions precedent to the obligations of Seller set forth in Section 9 of this Agreement have not been satisfied or waived in writing by Seller and such failure to satisfy such condition precedent remains unsatisfied for a period of thirty (30) days after the date that would have been the Closing Date.

iii.	If, on the date that would otherwise be the Closing Date, there is in effect any judgment, decree, or order that would prevent or make unlawful the Closing.

iv.
If Buyer has failed to cure any material breach of any of its representations, warranties, covenants or obligations under this Agreement within ten (10) days after Buyer received written notice of such breach from Seller (except in the case of Buyer’s failure to pay the Purchase Price on the Closing Date, for which case there shall be no cure period) and such failure to satisfy such condition precedent remains unsatisfied for a period of thirty (30) days after the date that would have been the Closing Date.

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11.3    Termination by Buyer. This Agreement may be terminated by Buyer, if Buyer is not in material breach, upon written notice to Seller, upon the occurrence of any of the following:

i.
If, on the date that would otherwise be the Closing Date, Buyer shall have notified Seller in writing that one or more of the conditions precedent to the obligations of Buyer set forth in Section 8 of this Agreement have not been satisfied or waived in writing by Buyer and such failure to satisfy such condition precedent remains unsatisfied for a period of thirty (30) days after the date that would have been the Closing Date.

ii.	If, on the date that would otherwise be the Closing Date, there is in effect any judgment, decree or order that would prevent or make unlawful the Closing.

iii.
If Seller has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within ten (10) days after Seller has received written notice of such breach from Buyer.

12.    Obligations After the Closing Date.

12.1    Non-Competition; Non-Solicitation.

i.
The Seller does hereby covenant and agree to and with the Buyer that it will not, either directly or indirectly, in any capacity whatsoever, whether as a principal, agent, owner, partner, consultant, shareholder or otherwise, own, operate, or be engaged in the operation of, or have any financial or other interest or otherwise be commercially involved in, any business operation, whether a proprietorship, partnership, joint venture or a private or public company, or otherwise carry on or engage in any business which is similar to or competitive in any way with the Business as currently conducted or any business of the Buyer and its affiliates and its subsidiaries (the “Parent Group”) as currently conducted or as planned to be conducted and described below as a Competing Business or described on Schedule 12.1(a) (together with the Business, the “Parent Business”) for the period commencing on the Closing Date and continuing for a period of twelve (12) months following the Closing Date (the “Non-Compete Period”), provided that nothing in the foregoing covenant shall be read or construed as a prohibition against the Seller purchasing or obtaining options to purchase, stocks, shares, bonds, debentures or term notes or other securities convertible into voting shares of any public company provided that the number of voting shares or securities convertible into voting shares owned by the Seller of a public company which carries on a business which is the same or substantially similar to the Parent Business shall not exceed two percent (2%) of the total number of issued and outstanding voting shares of the said public company.  For purposes hereof, “Competitive Business” shall mean any business whose primary business is the creation, distribution or display of content, whether articles, photos, videos or other content, primarily for online consumption. For the absence of doubt, the restrictions in this Section 12, shall not extend to any officer, director, employee, shareholder, noteholder, or agent of Seller, other than those (i) who shall continue under an employment agreement to be officers, directors or employees of the Purchaser after the Closing Date, or (ii) who

26

sign a separate letter agreement in connection with the closing (the “Restricted Persons”).  However, the terms of any employment agreement or separate letter agreement shall govern so that this provision shall not be applicable in such case.

ii.
The Seller does hereby further covenant and agree that it will not, and it will cause its Restricted Persons to not, during the Non-Compete Period for the purpose of soliciting any business that is or will be a Competitive Business:

i.
call upon, canvass, take away or solicit, or attempt to call upon, canvass, take away or solicit, any customer with whom the Business has had an agreement or Contract, or with whom the Business or the Parent Group is in negotiations for the purpose of offering any services or products relating to the Parent Business;

ii.	disclose or attempt to disclose to any Person, the name or address of or any information relating to any past or present customer or supplier of the Business or the Parent Group; or

iii.
advise or attempt to advise any of the customers or suppliers of the Business or the Parent Group or potential customers with whom the Business or the Parent Group is in negotiations, to withdraw, curtail or cancel business with the Business or the Parent Group.

i.
The Seller does hereby further covenant and agree that it will not, during the Non-Compete Period, directly or indirectly through any Restricted Persons, solicit for employment, hire or initiate contact directly or indirectly with any employee, independent contractor, officer, director, agent, or executive of the Parent Group (including any Transferred Employee) for the purpose of offering him or her employment, either directly or indirectly, with any Person other than the Parent Group; provided, however that Seller is not prohibited from (i) any advertisement or general solicitation that is not targeted at any specific employee, independent contractor, officer, director, agent or executive of the Parent Group, (ii) employment of any person who the Seller can demonstrate contacted the Seller of his or her own initiative without any direct or indirect solicitation (other than general solicitations described in the foregoing clause (i)) by or encouragement from the Seller or (iii) the solicitation or employment of persons who have not been employed by the Parent Group for a period of twelve months.

ii.
Seller acknowledges and agrees that the restrictions contained in this Section 12.1 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement and the Additional Agreements. Without limiting the generality of Section 16.6, the Seller acknowledges and agrees that in the event that any covenant contained in this Section 12.1 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court or arbitrator or

27

competent authority is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law, in keeping with the intention of the Parties to give effect to the provisions of this Section 12.1 to the maximum extent permitted by Law.

iii.
Without limiting the generality of Section 12.1, the Seller acknowledges and agrees that a breach or threatened breach of this Section 12.1 would give rise to irreparable harm to Buyer and the Business, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Seller of any such obligations, Buyer and the Parent Group shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction without any requirement to post bond.

12.2    Further Assurances. At the reasonable request of either party from time to time, the Seller and Buyer will execute and deliver such further reasonable instruments and will take such other reasonable action more effectively to consummate the transactions contemplated by this Agreement and to put the Buyer and Parent into ownership, possession and control of all the Assets to the exclusion of all others whose claims may have arisen prior to the Closing Date.

12.3    Financial Statements. In the event the Closing occurs after June 30, 2016, within thirty (30) days thereafter, Seller shall deliver an unaudited statement of operations, statement of stockholders’ equity, statement of cash flows and balance sheet as of and for the three and six months ended June 30, 2016.

13.    Employment and Employee Benefit Arrangements.

13.1    Employment. Except as provided herein or in the Additional Agreements, Buyer has not made any representation that it will employ any of Seller’s employees in the Business. Buyer has no obligation to offer employment to any business employees in the Business but may do so as it desires and as approved by Seller.

13.2    Benefits. The Seller will remain and shall be solely responsible for all payments and obligation to all Sellers’ employees in the Business while they are employed by the Seller, and the Seller shall comply with all applicable legal requirements in connection therewith. From and after the Closing Date, Buyer will have no responsibility, duty or liability with respect to any employee benefit plans of the Seller, including 401(k) plans that are in effect on the date hereof.

14.    Fees and Expenses.

14.1    Representation and Indemnity with Respect to Brokers. Each party hereby represents and warrants to the other that it has not engaged or dealt with any broker or other person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the parties hereto shall indemnify and hold the other harmless against any and

28

all claim, loss, liability or expense which may be asserted against such other party as a result of such first mentioned party’s dealings, arrangements or agreements with any such broker or person.

14.2    Expenses of the Transaction. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

14.3    Sales, Transfer and Documentary Stamps. The Seller and the Buyer shall share equally all sales, transfer and documentary taxes or stamps, if any, due as a result of the transfers of the Assets to the Buyer hereunder.

15.    Notices.

15.1    Any Notice shall be given by email, as acknowledged by a reply email, personal delivery or by depositing the same in the United States mail, properly addressed, postage prepaid and registered or certified with return receipt requested. A Notice given by personal delivery shall be effective upon delivery and a notice given by registered or certified mail shall be deemed effective on the fifth (5th) day after such deposit.

15.2    For purposes of Notice, the addresses of the parties shall be, until changed by a notice given in accordance herewith, as set forth in the preamble to this Agreement.

16.    Miscellaneous.

16.1    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York for agreements to be wholly performed therein, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party irrevocably submits to the non- exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16.2    Assignment. This Agreement shall not be assignable by either party without the prior written approval of the other party. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of, the Buyer and its successors and assigns and the Seller and its successors and assigns.

16.3    Headings for Reference Only. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement.

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16.4    No Publicity. No press releases or public disclosures, either written or oral, of the transactions contemplated by or concluded under this Agreement, shall be made without the prior knowledge and written consent of the Buyer and Seller, except as may be required by Law.

16.5    Entire Agreement and Amendment. This document contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations and warranties between the parties, and may not be amended except by written instrument executed by the duly authorized officers of the parties hereto.

16.6    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

16.7    Further Assurances. From and after the date of this Agreement, upon the request of Buyer or Seller, the Seller and Buyer, as applicable, shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. If at any time it is necessary that a party be furnished with additional information, documents or records in order properly to prepare or support its tax returns or other documents or reports required to be filed with governmental entities or otherwise for any purpose in connection with the performance or discharge by the parties of their obligations hereunder, and such information, documents or records are in the possession or control of the other party, such other party agrees to use all reasonable efforts to timely furnish or make available such information, documents or records (or copies thereof) to the requesting party at the requesting party’s sole cost and expense.

16.8    Execution in Counterparts; PDF Signatures. This Agreement may be executed in .pdf format, which shall be deemed an original, and Seller and Buyer may become a party hereto by executing a counterpart of this Agreement. The parties hereto further agree that transmission to the other party of this Agreement with its portable document format (.pdf) signatures shall bind the party transmitting this Agreement by .pdf in the same manner as if such party’s original signature had been delivered.

16.9    Representation by Counsel. Each of the parties acknowledged that they have been represented by legal counsel in the negotiation and execution of this Agreement.

*** SIGNATURES APPEAR ON FOLLOWING PAGE ***

30

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.

FUNCTION(X) INC.

By:
Name:    Mitchell J. Nelson
Title:    Executive Vice President
Date:    July 8, 2016
Email:    mitchell@functionxinc.com

RACX INC.

By:
Name:    Mitchell J. Nelson
Title:    Executive Vice President
Date:    July 8, 2016
Email:    mitchell@functionxinc.com

RANT, INC.

By:
Name:
Title:
Date:
Email:

[Signature Page to Asset Purchase Agreement]

Exhibit 3.2(a)

Bill of Sale

32

Bill of Sale

This Bill of Sale is entered into as of July 8, 2016 by Rant, Inc., a Delaware corporation (“Seller”) and RACX Inc. (“Buyer”), a Delaware corporation that is a wholly-owned subsidiary of Function(x) Inc. (“Fn(x)”). This Bill of Sale is made pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) dated July 8, 2016 by and between Seller, Buyer, and Fn(x), to transfer the Assets (as defined in the Purchase Agreement). Any capitalized term used but not defined in this Bill of Sale shall have the meaning, if any, set forth in the Purchase Agreement.

1.For good and valuable consideration as described under Section 1.3 of the Purchase Agreement, the receipt and adequacy of which Seller hereby acknowledges, Seller hereby irrevocably sells, assigns, transfers, conveys, grants, bargains and delivers to Buyer pursuant to Section 2.1 of the Purchase Agreement all of its right, title and interest in and to the Assets (as defined in the Purchase Agreement), as described in Section 1.1 of the Purchase Agreement, including without limitation those listed in Schedules 1.1(a), 1.1(b), 1.1(c), 1.1(d), 1.1(e), 1.1(f), 1.1(g), 1.1(h) and 1.1(i) to the Purchase Agreement (the “Goods”).

2.Seller represents and warrants that (1) Seller is conveying good and valid title to all Goods, free and clear of all encumbrances, debts, mortgages, attachments, pledges, charges, claims and liens of any kind; and (2) Seller has the right to sell the Goods to Buyer and shall warrant and defend the right against the lawful claims and demands of all persons in accordance with the terms and conditions of the Purchase Agreement.

3.Seller, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time on Fn(x)’s or Buyer’s written request, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Fn(x) or Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed and transferred by this Bill of Sale.

4.This Bill of Sale is governed by, and construed in accordance with, the internal laws of the State of Delaware, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

5.This Bill of Sale incorporates by reference, and is subject to, all of the terms of the Purchase Agreement, including but not limited to Seller’s representations, warranties, covenants and agreements relating to the Goods, as if each term was fully set forth herein. In the event of conflict between the terms of the Purchase Agreement and the terms of this Bill of Sale, the terms of the Purchase Agreement govern and control.

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6.This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Bill of Sale delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

[SIGNATURE PAGE FOLLOWS]

34

IN WITNESS WHEREOF, Seller and Buyer have each duly executed and delivered this Bill of Sale as of the date first written above.

RANT, INC.

By:
Name:
Title:

RACX INC.

By:
Name:     Mitchell J. Nelson
Title:     Executive Vice President

[Signature Page to Bill of Sale]

35

Exhibit 3.2(b)

Assignment and Assumption Agreement

36

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Agreement”), effective as of July 8, 2016 (the “Effective Date”), is by and between Rant, Inc., a Delaware corporation (“Seller”) and RACX Inc. (“Buyer”), a Delaware corporation that is a wholly-owned subsidiary of Function(x) Inc. (“Parent”).

WHEREAS, Seller, Buyer, and Parent have entered into that certain Asset Purchase Agreement, dated as of July 8, 2016 (the “Purchase Agreement”).

WHEREAS, pursuant to Section 1.1 of the Purchase Agreement, Parent has elected to have all of the Assets (as that term is defined in the Purchase Agreement) conveyed or transferred to the Buyer and to have the Buyer assume the Assumed Liabilities (as that term is defined in the Purchase Agreement).

WHEREAS, Seller has agreed to assign all of its rights, title and interests in the Transferred Contracts (as defined in the Purchase Agreement) and the other Purchased Assets, exclusive of any Retained Liabilities (as defined in the Purchase Agreement as any Liability which is not an Assumed Liability and which Seller remains liable for), and the Buyer has agreed to assume the Assumed Liabilities (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller's right, title and interest in and to the Transferred Contracts and the other Assets. Buyer hereby accepts such assignment and assumes the Assumed Liabilities as of the date hereof. Notwithstanding the foregoing, nothing in this Agreement shall sell, assign, grant, convey or transfer to Buyer or Parent the Retained Liabilities.

3.Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Transferred Contracts, the Assets, the Assumed Liabilities and the Retained Liabilities are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

37

4.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) .

5.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

38

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

RANT, INC.

By:
Name:
Title:

RACX INC.

By:
Name:    Mitchell J. Nelson
Title:    Executive Vice President

1

(g)
Exhibit 3.2(d)

Form of Assignment of Assigned Rights

2

ASSIGNMENT OF ASSIGNED RIGHTS

THIS ASSIGNMENT OF ASSIGNED RIGHTS is dated as of July 8, 2016 (this “Assignment Agreement”), by and among Rant, Inc., a Delaware corporation (“Rant”), on behalf of itself and its Subsidiaries (collectively, “Assignor”), and RACX Inc., a Delaware corporation (“Assignee”). Assignor and Assignee are sometimes herein referred to collectively as the “Parties” and each individually as a “Party.”

WHEREAS, Assignor and Assignee and certain other persons entered into a certain Asset Purchase Agreement dated as of July 8, 2016 (the “Purchase Agreement”). Defined terms used in this Assignment Agreement and not defined in this Assignment Agreement shall have the meanings ascribed thereto in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, Rant agreed to, and cause its Subsidiaries to, sell, convey, assign, transfer and deliver to Assignee all of Assignor’s right, title and interest in and to all of the Seller Names and all rights in any other trademark owned or purported to be owned by the Seller and/or its Affiliates or any other confusingly similar derivative or variation thereof, and any goodwill or rights in the Seller Names, including without limitation those that are listed on Schedule 1.1, Schedule 1.1(a), and Schedule 4.5(g) to the Purchase Agreement and set out in Schedule “A” hereto (collectively the “Assigned Rights”).

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.	Capitalized terms not defined herein have the meanings set forth in the Purchase Agreement.

2.
Assignor hereby sells, conveys, assigns, transfers and delivers, and confirms that it has sold, conveyed, assigned, transferred, and delivered, to Assignee, its successors and assigns, all of Assignor’s right, title, and interest in, to, and under any and all works of authorship included in the Assigned Rights including the right to recover damages, for any past, present, or future infringement of the Assigned Rights. The right, title, and interest is to be held and enjoyed by Assignee and its successors and assigns as fully and exclusively as it would have been held and enjoyed by Assignor had this assignment not been made.

3.
Assignor, for itself and its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof, it will, upon the reasonable request of the Assignee, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, any and all such further acts, deeds, instruments, documents, transfers and assurance as may be reasonably required for Assignee’s securing, prosecuting and maintaining all of the Assigned Rights, and for effectuating and/or recording the sale, transfer, and/or assignment of the Assigned Rights, with all actual out-of-pocket costs thereof being paid by Assignee, but without any further compensation to Assignor.

3

4.
This Assignment Agreement is executed and delivered pursuant to the Purchase Agreement and is in all respects subject to the terms, conditions and other provisions thereof. Nothing in this Assignment Agreement is intended to modify, amend or alter in any respect the rights and obligations of the parties under the Purchase Agreement, which will remain in full force and effect notwithstanding the execution and delivery of this Assignment Agreement.

5.
The validity of this Assignment Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Assignment Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

6.	This Assignment Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute a single instrument.

7.	This Assignment Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be duly executed as of the date set forth above.

Assignor:

Rant, Inc.

By:
Name:
Title:

Assignee:

RACX Inc.

By:
Name:    Mitchell J. Nelson
Title:    Executive Vice President

5

Schedule “A”

Seller Names

Trademarks

1.	“Rant Sports”, serial number 85777444, filed November 12, 2012 and registered July 1, 2014

2.	“RantGirls”, serial number 86150634, filed December 23, 2013 and registered March 31, 2015

3.	“Rant”, serial number 86358798, filed August 6, 2014 and registered March 17, 2015

4.	“Rant”, serial number 86359913, filed August 7, 2014 and registered March 17, 2015

5.	“RantLifestyle”, serial number 86150641, filed December 23, 2013 and registered May 19, 2015

6.	“RantChic”, serial number 86150638, filed December 23, 2013 and registered May 19, 2015

7.	Pending application for “Rant”, serial number 83659843, filed August 7, 2014

8.	Pending application for “RantStore”, serial number 86167535, filed January 16, 2014

9.	Pending application for “RantSports”, serial number 86167547, filed January 16, 2014

10.	Pending application for “RantSports Knows”, serial number 86167543, filed January 16, 2014

11.	Pending application for “RantCollection”, serial number 86167535, filed January 16, 2014

12.	Pending application for “RantLifestyle”, serial number 86167540, filed January 16, 2014

Other Rights

Any other trademark owned or purported to be owned by the Seller and/or its Affiliates or any other confusingly similar derivative or variation thereof, and any goodwill or rights in the Seller Names.

6

Exhibit 3.2(f)

Escrow Agreement

7

ESCROW AGREEMENT

This ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of July 7, 2016, by and among Rant Inc., a Delaware corporation (“Seller”), Function(x) Inc. (formerly known as DraftDay Fantasy Sports Inc.), a Delaware corporation (“Parent”), and RACX Inc., (“Buyer”) (Seller, Parent, and Buyer are sometimes referred to individually as “Party” or collectively as the “Parties”), and Equity Stock Transfer (the “Escrow Agent”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Asset Purchase Agreement (as defined below) shall be used herein as therein defined.

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement, by and between Parent, Buyer and Seller, dated as of July 7, 2016 (the “Asset Purchase Agreement”);
WHEREAS, the Asset Purchase Agreement provides that a portion of the Purchase Price paid to Seller thereunder shall be deposited by Buyer into an escrow account to be held and distributed by the Escrow Agent in accordance with the terms of this Agreement; and
WHEREAS, the execution and delivery of this Agreement is a condition to certain obligations of the Parties under the Asset Purchase Agreement.
NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.
Escrow Fund. Buyer agrees to deposit with the Escrow Agent 665.25 shares of Series E preferred stock of Parent (the “Escrow Fund”) on the date hereof. The Escrow Agent shall hold the Escrow Fund in certificated form registered in the name of Equity Stock Transfer as Escrow Agent of Buyer and Seller, with the Escrow Fund to be disbursed in accordance with the terms of this Agreement. If the initial Escrow Fund consists of Parent Stock Consideration in the form of shares of the Parent’s Series E preferred stock (the “Preferred Shares”), then upon instruction of the Seller, at such time as the Preferred Shares are convertible into shares of the Company’s common stock, the Escrow Agent shall cooperate with Seller to cause the conversion, so long as the shares into which the Preferred Shares are converted are delivered to the Escrow Agent as part of the Escrow Fund hereunder.
Voting; Dividends.
(a)     During the term of this Agreement, the Escrow Agent shall not vote any of the shares comprising the Escrow Fund.
(a)
    Any dividends paid with respect to the Escrow Fund shall be deemed part of the Escrow Funds and be delivered to the Escrow Agent to be held in a bank account and be deposited in one or more interest-bearing accounts to be maintained by the Escrow Agent in the name of the Escrow Agent at one or more of the banks jointly approved by Buyer and Seller (each such bank, an “Approved Bank”). The deposit of

8

dividends in any of the Approved Banks shall be deemed to be at the direction of the Parties. At any time and from time to time, the Parties, acting jointly, may direct the Escrow Agent by written notice (i) to deposit the dividends with a specific Approved Bank, (ii) not to deposit any new dividend amount in any Approved Bank specified in the notice and/or (iii) to withdraw all or any of the dividends that may then be deposited with any Approved Bank specified in the notice. With respect to any withdrawal notice, the Escrow Agent will endeavor to withdraw such amount specified in the notice as soon as reasonably practicable and the Parties acknowledge and agree that such specified amount remains at the sole risk of the Parties prior to and after such withdrawal. Such withdrawn amounts shall be deposited with any other Approved Bank or any Approved Bank specified by the Parties in the notice.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of preferred or common shares, other than a regular cash dividend, the Escrow Fund under Section 2 above shall be appropriately adjusted on a pro rata basis.
Disposition and Termination.
As soon as practicable (but no later than three Business Days) after the date that is eighteen (18) months following the date of this Agreement (the “Escrow Termination Date”), the Escrow Agent shall release the remaining portion of the Escrow Fund less any Reserved Portion (as defined herein), as provided in a joint written instruction to the Escrow Agent from the Parties; provided however, that if on or before the Escrow Termination Date, the Escrow Agent has not received from Buyer a Claim Notice (as defined below), the Escrow Agent shall release the full Escrow Fund as provided in a written instruction to the Escrow Agent from the Seller. Any Reserved Portion shall continue to be held in escrow under this Agreement by the Escrow Agent until the claims contained in the applicable Claim Notice(s) described in Section 4(b) below is resolved, even if such claims have not been finally resolved prior to the Escrow Termination Date. After the Escrow Termination Date, the Escrow Agent shall only release all or any amount of the Reserved Portion to Buyer or Seller from the Escrow Fund pursuant to a written instruction delivered in accordance with Section 4(e) hereof.
Notwithstanding anything in this Agreement to the contrary, if on or before the Escrow Termination Date, the Escrow Agent has received from Buyer a notice (a “Claim Notice”) specifying in reasonable detail the nature and basis for a claim for indemnification pursuant to the Asset Purchase Agreement and the dollar amount of the claim, or if such amount is unknown, Buyer’s good faith reasonable estimate of the dollar amount of such claim, (the “Claimed Amount”), then following the Escrow Termination Date, the Escrow Agent shall continue to keep in escrow the number of shares equal to the quotient of (a) the aggregate Claimed Amounts with respect to all outstanding Claim Notices divided by (b) the volume-weighted average trading price of the Parent Common Shares on the NASDAQ for the five trading day period ended on the Business Day prior to the Escrow Termination Date (rounded down to the nearest whole share) (the “Reserved Portion”) until such Claimed Amount is resolved as provided herein. For the avoidance of doubt, the preceding sentence shall survive the Escrow Termination Date. In any Claim Notice, Buyer shall, in reasonable detail to the extent possible, cite the nature of the claim, the section(s) of the Asset Purchase Agreement supporting its claim, and facts and circumstances supporting its claim.
At the time of delivery of any Claim Notice to the Escrow Agent, a duplicate copy of such Claim Notice shall be delivered by Buyer to Seller in accordance with the notice provisions contained in the Asset Purchase Agreement.
Unless Seller delivers to the Escrow Agent a notice objecting in good faith to the creation of the applicable Reserved Portion (or any amount thereof), or the claim contained in the Claim Notice (the “Contest Notice”)

9

within thirty (30) calendar days of Seller receiving the relevant Claim Notice pursuant to Section 4(d) hereof, the Escrow Agent shall, without further instructions, promptly deliver that portion of the Escrow Fund equal to the Claimed Amount as set forth in such Claim Notice to Buyer after prior written notice to Seller. Escrow Agent shall continue to hold in escrow any contested Claimed Amount until release is otherwise authorized pursuant to Section 4(d) hereof. If any Contest Notice includes an objection to only a portion of a Claimed Amount, the Escrow Agent shall promptly release to Buyer an amount from the Escrow Fund equal to the portion of the Claimed Amount in relation to which there is no objection after prior written notice to Seller.
In the event that Seller shall deliver a Contest Notice in accordance with Section 4(d) hereof, Seller and Buyer shall negotiate in good faith for a period of forty-five (45) days after delivery of the Contest Notice to Buyer in an effort to settle the claim contained in the relevant Claim Notice or agree on the appropriate Reserved Portion, if any, to be applied against the Escrow Fund pursuant to the relevant Claim Notice. The Escrow Agent shall make payment with respect any Claimed Amount subject to such Contest Notice only in accordance with: (i) any joint written instructions executed by both Seller and Buyer authorizing the release to Buyer of the portion of the Fund that is agreed upon as the amount recoverable in respect of the Contest Notice; or (ii) a written notification from Buyer of a final and non-appealable order, decision, judgment or decree of a court or arbitrator of competent jurisdiction (a “Final Order”) authorizing the release to Buyer of any portion of the Claimed Amount including a copy of such Final Order. The Escrow Agent shall be entitled to rely on any such joint written instructions or Final Order. In such event, Buyer may cancel the number of shares (rounded down to the nearest whole share) equal to (A) the amount set forth in such joint written instructions or Final Order divided by (B) the volume-weighted average trading price of the Parent common shares on NASDAQ for the five trading day period ended on the Business Day prior to the day of cancellation. The Escrow Agent shall also deliver the Claimed Amount to Seller upon receipt of upon a written notification from Seller of a Final Order, including a copy of such Final Order, authorizing the release to Seller of any portion of the Claimed Amount.
Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives joint written instructions from Seller and Buyer, or their respective successors or assigns, delivered in accordance with the provisions of this Agreement as to the disbursement of the Escrow Fund, the Escrow Agent shall disburse the Escrow Fund pursuant to such joint written instructions. The Escrow Agent shall have no obligation to follow any directions set forth in any joint written instructions unless and until the Escrow Agent is satisfied, in its reasonable discretion, that the persons executing said joint written instructions are authorized to do so.
Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the then current market value of the remaining Escrow Fund, the Escrow Agent shall release the remaining portion of the Escrow Fund and shall have no liability or responsibility to the Parties for any deficiency.
Upon delivery of any and all remaining Escrow Fund by the Escrow Agent, this Agreement shall terminate, subject to the provisions of Section 8.
Escrow Agent.
The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Asset Purchase Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto

10

may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Asset Purchase Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control only in connection with any matter related to the Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 11 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.
The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.
Succession.
The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court in the State of New York for the appointment of a successor escrow agent within the State of New York or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8 hereunder. In accordance with Section 8 below, the Escrow Agent shall have the right to withhold an amount of Parent common shares equal to the quotient of (i) any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement divided

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by (ii) the closing price per share on NASDAQ for Parent common shares on the immediately preceding trading day.
Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.
Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this agreement as Escrow Agent and for reimbursement for its reasonable and documented out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2. All amounts owing under the foregoing sentence shall be paid 50% by Buyer and 50% by Seller. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 8.
Indemnity.
Subject to Section 8(c) below, the Escrow Agent shall be liable for any losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigations, investigations, costs or expenses (including without limitation, the fees and expenses of outside counsel and experts and their staffs and all expenses of document location, duplication and shipment)(collectively “Losses”) only to the extent such Losses are determined by a court of competent jurisdiction to be a result of the Escrow Agent’s gross negligence or willful misconduct; provided, however, that any liability of the Escrow Agent will be limited in the aggregate to the value of the Escrow Fund deposited with the Escrow Agent.
The Seller and Buyer shall each severally, and not jointly, indemnify and hold the Escrow Agent harmless from and against, and the Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to the Escrow Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Losses or enforcing this Agreement, except to the extent of the Escrow Agent’s liability described in Section 8(a) above.
Without limiting the Parties’ indemnification obligations set forth in Section 8(b) above, neither the Parties nor the Escrow Agent shall be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits occasioned by a breach of any provision of this Agreement, even if apprised of the possibility of such damages.
This Section 8 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.
Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.
Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

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Certification and Tax Reporting. The Parties, if applicable, have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. All interest or other income earned under this Agreement shall be allocated to Buyer and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Fund by Buyer whether or not said income has been distributed during such year. In accordance with Proposed Treasury Regulation 1.468B-8, until the Escrow Fund is distributed to Buyer or Seller, as applicable, Buyer shall be deemed the owner of such Escrow Funds for all Tax purposes. The Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Parties hereby represent and warrant to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.
Notices. All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Fund, including but not limited to transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:
(a) by facsimile or other electronic transmission (including e-mail);
(b) by overnight courier; or
(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.
If to Seller:            Rant Inc.
4 Park Plaza, Suite 950
Irvine, California 92614
Attention: Brian Rosin
Facsimile: [___________]
E-mail: brian.rosin@rantmn.com

with a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention: Harvey Kesner, Esq.
Facsimile: 212-930-9725
Email: hkesner@srff.com

If to Buyer:            RACX Inc.
902 Broadway
11th Floor
New York, NY 10010
Attention: Mitchell J. Nelson
Facsimile: 646.349.5988

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Email: mitchell@wetpaint.com

ReedSmith LLP
599 Lexington Avenue
New York, NY 10022
Attention: [Aron Izower, Esq.]
Facsimile: [__________________]
E-mail: AIzower@ReedSmith.com

If to Parent:            Function(x) Inc.
902 Broadway
11th Floor
New York, NY 10010
Attention: Mitchell J. Nelson
Facsimile: 646.349.5988
Email: mitchell@wetpaint.com

ReedSmith LLP
599 Lexington Avenue
New York, NY 10022
Attention: [Aron Izower, Esq.]
Facsimile: [__________________]
E-mail: AIzower@ReedSmith.com

If to the Escrow Agent:        Equity Stock Transfer
237 W 37th St #601
New York, NY 10018
Attention: Mohit Bhansali
Email: mohit@equitystock.com

With a copy to:            [__________________]
[__________________]
[__________________]
Attn: [__________________]
Facsimile: [__________________]
Email: [__________________]

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

Security Procedures.     Notwithstanding anything to the contrary as set forth in Section 8, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including, but not limited to, any transfer instructions that may otherwise be set forth in a written instruction permitted

14

pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) (with a copy to the other Party) and no instruction for or related to the transfer or distribution of the Escrow Fund, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.
In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of the relevant Party’s executive officers, (“Executive Officers”), as the case may be, which shall include the titles of Chairman, Chief Executive Officer, Executive Vice President, Chief Financial Officer, or Principal Accounting Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.
Seller acknowledges that the Escrow Agent is authorized to deliver the Escrow Fund to the custodian account or recipient designated by Seller in writing.
Buyer acknowledges that the Escrow Agent is authorized to deliver the Escrow Fund to the address provided for notice to Buyer or any address provided in a Claims Notice.
Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
Miscellaneous. Except for transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other parties. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. The Parties and the Escrow Agent further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this

15

Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The parties hereto expressly acknowledge that all of the rights and obligations of Seller and Buyer with respect to indemnification, as set forth in the Asset Purchase Agreement, are not set forth in their entirety in this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Asset escrowed hereunder. Solely between Buyer and Seller, to the extent there are discrepancies between the terms of this Agreement and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement will control.
*    *    *    *    *

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

RANT INC.

By:

Name:

Title:

Telephone:

FUNCTION(X) INC.

By:

Name:     Mitchell J. Nelson

Title:     Executive Vice President

Telephone: 212-231-0092

EQUITY STOCK TRANSFER as Escrow Agent

By:______________________________

Name:____________________________

Title: ____________________________

{01089433}

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Escrow Fund Transfer Instructions

If from Seller:

Name                Telephone Number        Signature

1.	Brian Rosin 418-718-0094

2.	Harvey Kesner 212-930-9700

3.

If from Buyer:

Name                Telephone Number        Signature

1.	Robert F. X. Sillerman 646-561-6388

2.	Mitchell J. Nelson 646 561 6395

3.

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Escrow Fund Transfer Instructions

If from Seller:

Name                Telephone Number

1.	Brian Rosin 418-718-0094

2.	Harvey Kesner 212-930-9700

3.

If from Buyer:

Name                Telephone Number

1.	Robert F. X. Sillerman 646-561-6388

2.	Mitchell J. Nelson 646 561 6395

{01089433}

3.

{01089433}

SCHEDULE 2

Escrow Agent Fee Schedule

All-Inclusive Account Fee                    $3,500.00

{01089433}

Exhibit 3.2(j)

Form of Employment Agreement for Key Employees

{01089433}

July XX, 2016

Dear                 :

We are delighted to confirm to you that we are offering you the position of                  at Function(x) Inc. (“Fn(x)” or the “Company”), subject to the terms and conditions set forth herein. Assuming you accept our offer, you will become an at-will employee commencing with the start date stated in Section 1 of this letter. The terms and conditions of your employment with the Company are set forth in this letter and our employee manual. This offer is subject to the satisfactory completion of the conditions set forth in Section 13(a) of this letter.

1.Start Date. Your date of hire will be the date of the closing of substantially all of the assets of Rant, Inc. by a subsidiary of the Company, if such closing occurs by July 15, 2016. If such closing does not occur by such date, this letter agreement shall be null and void and of no further effect.
2.Duties. You will work in                  and report to the                 , or such other person as the Company may designate from time to time. You will be expected to work during the Company’s normal business hours for 40 hours per week, and such additional time as appropriate for your work assignments and positions. You understand that at all times you are employed as an exempt employee and therefore, you are not entitled to overtime wages for services performed on behalf of the Company or its affiliates.
3.Compensation.
(a)Base Salary. In consideration for the performance of your services hereunder, you will be paid a base salary at the annual rate of                  Dollars ($___________) (“Base Salary”), payable in accordance with the Company’s normal payroll practices and subject to applicable tax and payroll withholdings and deductions. Currently, the Company’s payroll is payable on the fifteenth and the last day of each month. As an exempt employee, you will not be eligible for overtime pay.
(b)Equity Grants: You will be eligible to participate in the Company’s Employee Stock Plan, and any grants will be subject to the discretion of the Company’s Compensation Committee.

4.Benefits and Severance.

(a)
    Subject to the eligibility requirements and other terms and conditions of the respective plan documents, you may be eligible to participate in benefits offered by the Company, as may be in effect or modified from time to time. Furthermore, you are currently eligible for twenty (20) days of paid time off per calendar year (such days to be prorated based on the date you commence employment with the Company) in accordance with, and subject to, the Company’s vacation policy, as it may change from time to time, with the timing of any such vacation to be agreed upon with your manager.

{01089433}

(b)    In the event that your employment is terminated by the Company without Cause (a defined below) in the first three months of your employment with the Company, then, subject to your signing a release and non-disparagement agreement on the Company’s standard form, the Company will continue to pay your salary for a period of one month after the termination. For purposes hereof, “Cause” shall mean (i) your deliberate failure to devote substantially all of your business time and best efforts to your duties; (ii) you are indicted for a felony involving moral turpitude; (iii) in carrying out your duties hereunder, you engage in conduct that constitutes gross misconduct, or gross neglect and that, in either case, results in economic or reputational harm to the Company or its future business prospects, the Company or its future business prospects or which otherwise materially impairs your ability to effectively carry out your duties hereunder; (iv) your violation of this Agreement or any Company or Company policy, which violation remains uncured after notice and a five business day opportunity to cure; or (v) you refuse to perform, or repeatedly fail to undertake good faith efforts to perform, the duties or responsibilities reasonably assigned to you (consistent with Section 2).

5.Employment Status. Your employment with the Company will be “at will”, meaning that either you or the Company may terminate your employment at any time and for any reason. Nothing contained in this letter is intended to nor shall be construed as altering such “at will” employment status or creating a contract or agreement to employ you for a specific term. Although your duties, title, reporting lines, compensation and benefits, as well as the Company’s personnel guidelines and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and an authorized officer of the Company.
6.Compliance with Policies and Procedures. You agree to be bound by and to comply fully with all Company policies and procedures for employees.
7.Confidentiality.
(a)You acknowledge that, as a result of your employment with the Company, you will be in possession of trade secrets and confidential and proprietary information (the "Confidential Information") of the Company. You agree to keep secret all Confidential Information and not to disclose Confidential Information to anyone outside of the Company (other than to the Company's advisors, agents, consultants, financing sources and other representatives), except in connection with the performance of your duties under this letter, provided that: (i) you shall have no such obligation to the extent Confidential Information is or becomes publicly known, other than as a result of your breach of your obligations hereunder; and (ii) you may disclose such information pursuant to a court or similar order, but you agree to use reasonable efforts to provide the Company with prompt notice of such request so that the Company may seek an appropriate protective order. You agree to deliver promptly to the Company at the termination of your employment, or at any other time the Company may so request, all memoranda, notes, records, reports, and other documents (including electronically stored information) relating to the Company's business which you obtained while employed by, or otherwise serving or acting on behalf of, the Company and which you may then possess or have under your control. You acknowledge that the disclosure of Confidential Information would have a material adverse effect on the operations and development of the business of the Company. Therefore, you agree that in the event of your failure to comply with the provisions of this Section 8(a) the Company shall be entitled to the entry of an injunction or other equitable relief and you shall not object to such injunction or equitable relief on the basis of an adequate remedy at law or other reason. This remedy shall be in addition to any other remedies available to the Company.
(b)You agree not to disclose the terms of this letter to anyone except your immediate family and your tax advisors or legal counsel, prospective employers (but with disclosure limited to terms relating to your post-employment restrictions under this letter), pursuant to a court or similar order, or in

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connection with any proceeding to enforce your rights under this letter or any other agreement between you and the Company, except as otherwise required by law.
(c)You agree that you will not disparage the Company or its subsidiaries, any of their products or services, or any of their officers or directors.
8.Company Work Product. You acknowledge and agree that all of the ideas, concepts, inventions and work product rendered or provided by you during the term of your employment which directly or indirectly relate to the Company’s business, whether alone or in conjunction with others (collectively, and without limitation, the “Company Work Product”), whether created at home or at the office and whether or not created during normal business hours, shall (a) be the sole and exclusive property of the Company and you shall not have any right, title or interest therein and (b) constitute “works made for hire” under all applicable copyright, trademark, and similar or related statutes, regulations, or decisional law. In furtherance of the foregoing, you hereby irrevocably assign to the Company all of your rights, title, and interest, whether choate or inchoate or whole or partial, including all rights of copyright, patent or otherwise, in the United States and in all foreign countries, in any form or medium and in all fields of use now known or hereafter existing, in any Company Work Product created, developed, or discovered by you during the term of your employment and you further agree that the Company is under no further obligation, monetary or otherwise, to you for such assignment. You further agrees to cooperate fully and promptly with, and otherwise facilitate, any efforts by the Company to vest in the Company all rights, title and interest in and to the Company Work Product and to register, preserve, and protect the Company Work Product from use by others, or from dilution or diminution. You agree to execute and deliver any and all documents, agreements and instruments to evidence the rights of the Company in the Company Work Product as provided in this Section 8. You hereby irrevocably name the Company as your attorney-in-fact, and irrevocably grant to the Company a power of attorney to execute and deliver any and all documents, agreements and instruments in your name as may be reasonably required to give effect to this Section 8; provided, that this power of attorney shall be exercised only with respect to any document, agreement or instrument that you fail to execute and deliver after five days from the date of a written request by the Company. The rights granted to the Company in this Section 8 shall continue in effect after the termination or expiration of your employment term to the extent necessary for the Company’s full enjoyment of such rights. Notwithstanding the foregoing, however, you shall be under no obligation to assign to the Company any right in or to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, or its New York state equivalent, which section is reproduced in Exhibit A attached hereto. You acknowledge that all unpatented inventions, discoveries, improvements, works of authorship or works for hire which were owned and controlled by you on the date of entering employment with the Company have been listed by you on Exhibit B which is attached to this Agreement.
9.Restrictive Covenants. During the Term and for a period of one (1) year after termination of your employment hereunder, you shall not:
(i)Request, induce or attempt to influence any person or entity who is or was a client, customer, contractor or supplier of the Company to limit, curtail or cancel its business with the Company; or
(ii)Request, induce, or attempt to influence any current or future officer, director, employee, consultant, agent or representative of the Company to: (A) terminate his, her, or its employment or business relationship with the Company; or (B) commit any act that, if committed by you, would constitute a breach of any term or provision of this Section 9.
10.Background Information. As more fully described on the following pages, the Company may conduct a background check, which may include a “consumer report” and/or an “investigative consumer

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report” prepared by Fn(x) or by a third party. These reports may be obtained at any time after receipt of your authorization and, if you are hired, throughout your employment. Falsification or omission of any information previously provided to the Company or provided to the Company on the attached release may disqualify you for employment or result in your immediate dismissal, if hired. Your rights relating to this background check are more fully set forth on the attached release.
11.Representations. You represent, warrant and covenant to the Company that you are free to execute this letter and provide the services contemplated hereunder and the engagement hereunder does not conflict with or violate, and will not be restricted by any pre-existing business relationship or agreement to which you are a party or are otherwise bound. Without limiting the foregoing, you further represent, warrant and covenant to the Company that you are under no contractual commitments, including without limitation, any confidentiality, proprietary rights, non-solicitation, non-competition agreement or similar type of restrictive covenant agreement, inconsistent with your obligations to the Company and that you will not at any time during the course of your employment by the Company violate and/or breach any obligation or contractual/common law commitment that you may have to a third party or prior employer.
12.Superseding of Prior Understandings or Agreements; No Employment or Compensation Guarantees or Other Modifications Except as Provided Herein. You acknowledge that you have not relied on any oral or written representations or understandings not explicitly contained herein in executing this letter. This document supersedes any and all oral or written understandings or agreements regarding your employment with the Company or any of its affiliates. No employee or representative of the Company, other than in a writing signed by an authorized officer of the Company, may enter into any agreement or understanding (a) guaranteeing you employment with the Company for any specific duration, (b) providing you with a guaranteed level of compensation with the Company, whether incentive compensation, severance pay or otherwise, or (c) otherwise modifying the terms of this letter.
13.Miscellaneous.
(a)This offer is subject to the satisfactory completion of the Company’s standard drug, background and reference screening, authorization of your right to work in the United States, and the absence of any non-competition agreement or other restrictions that would prohibit or interfere with your working for the Company.
(b)If any provision of this letter is or becomes invalid, illegal or unenforceable in any respect under the law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.
(c)This letter shall be governed by and construed in accordance with the laws of the Relevant Jurisdiction (as defined below), without giving reference to the principles of conflicts of laws or where the parties are located at the time a dispute arises. Any controversy, dispute or claim arising out of or relating to this agreement or breach thereof or relating to your employment shall first be submitted to mediation in the Relevant Location (as defined below) administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation, the parties agree to binding arbitration in the Relevant Jurisdiction administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. The arbitrator shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration. The parties shall maintain the confidential nature of the mediation and arbitration proceedings, and the award, unless otherwise required by law or judicial decision. Judgment on the award may be entered in any court having jurisdiction. The “Relevant Jurisdiction” shall initially be California, but if the Executive’s primary work location changes to another state, thereafter, it shall be that

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state. The “Relevant Location” shall initially be Los Angeles California, but if the Executive’s primary work location changes to another state, thereafter, it shall be the city in which the Executive works.
We look forward to you joining the Company. If the terms of this letter are acceptable to you and you are ready, willing and able to abide by all the conditions enumerated herein, please sign and date this letter below and return it to me by the deadline provided above.
Sincerely,

Acknowledged and Agreed to:

Name:

EXHIBIT A

CALIFORNIA LABOR CODE SECTION 2870

In accordance with Section 2872 of the California Labor Code, and its New York State equivalent, you are hereby notified that the invention assignment provisions which you have signed in connection with the retention of your services by the Company do not apply to an invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, or its New York State equivalent, which provides in pertinent part:

(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)    Result from any work performed by the employee for the employer.

(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT B

EXCLUDED INVENTIONS AND WORKS OF HIRE

Exhibit 3.2(k)

Form of Intellectual Property Assignment

TRADEMARK ASSIGNMENT
July 8, 2016
This Trademark Assignment (“Trademark Assignment”) is entered into by and between RANT, INC., a Delaware corporation (“Assignee”), and RACX, INC., a Delaware corporation (“Assignor”), pursuant to that certain Asset Purchase Agreement of even date hereof (the “Agreement”), by and among Function(x) Inc., Assignor and Assignee. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
WHEREAS Assignor owns all right, title and interest in and to the trademarks, including any registrations and applications therefor, listed on the Schedule attached hereto (collectively, the “Marks”); and
WHEREAS, pursuant to the Agreement, Assignor has agreed to enter into this Trademark Assignment and transfer the entire right, title and interest in and to the Marks to Assignee.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, pursuant to the Agreement, Assignor hereby assigns and transfers to Assignee, free and clear of all Liens (as defined in the Agreement), all right, title and interest in, to and under the Marks, together with the goodwill of the business connected with the use of and symbolized by the Marks; together with all causes of action Assignors may have for the infringement of such Marks, including all rights Assignors have to sue and collect damages and payments for claims of past or future infringements of the Marks.
Assignor shall assist Assignee and execute any further documents, filings or notices necessary to be filed and recorded with the appropriate authorities to effect this Trademark Assignment and transfer of ownership in the Marks.
Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Trademark Assignment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.
THIS TRADEMARK ASSIGNMENT IS IN ALL RESPECTS SUBJECT TO THE PROVISIONS OF THE AGREEMENT AND IS NOT INTENDED IN ANY WAY TO SUPERSEDE, LIMIT OR QUALIFY ANY PROVISION OF THE AGREEMENT. IF ANY CONFLICT EXISTS BETWEEN THE TERMS OF THIS TRADEMARK ASSIGNMENT AND THE AGREEMENT, THEN THE TERMS OF THE AGREEMENT SHALL GOVERN AND CONTROL.
This Trademark Assignment shall be binding upon and inure to the benefit of the respective successors and assigns to each of the Assignor and the Assignee.

[signature page follows]

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Trademark Assignment to be duly executed by their respective authorized officers as of the day and year first above written.
RANT, INC.,
a Delaware corporation
By:
Name:
Title:
RACX, INC.,
a Delaware corporation
By:      Name:Mitchell J. Nelson
Title:Executive Vice President

Signature Page to Trademark Assignment

SCHEDULE

1.	“Rant Sports”, serial number 85777444

2.	“RantGirls”, serial number 86150634

3.	“Rant”, serial number 86358798

4.	“Rant”, serial number 86359913

5.	“RantLifestyle”, serial number 86150641

6.	“RantChic”, serial number 86150638

Exhibit 6.3

Form of Seller Lock-Up Agreement

LOCK-UP AGREEMENT

July 8, 2016

_____________________
_____________________
_____________________

Re: Function (x) Inc. Private Offering

Ladies and Gentlemen:
This Lock-Up Agreement (this “Agreement”) is being delivered to you in connection with the proposed private offering of securities by Function (x) Inc., a Delaware corporation (the “Company”), Aegis Capital Corp. (“Aegis”), as placement agent (the “Placement Agent”), and the investors of such offering set forth on Schedule A hereto (the “Investors”), relating to the proposed private placement of 10% Convertible Debentures (the “Debentures”) and warrants to purchase common stock (“Common Stock”) of the Company (the “Offering”) by the Company, pursuant to a Securities Purchase Agreement dated as of July 8, 2016 (the “SPA”) (such transactions collectively referred to herein as the “Private Placement”).
In order to induce the Investors to enter into the SPA, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a securityholder of the Company as a result of its purchase of the assets of Rant, Inc., and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Investor that, during the period beginning on and including the date of this Agreement through and including the date that is the later of (i) the six month anniversary of the original issue date of the Debentures and (ii) the ninetieth day following (a) the Effective Date of the Registration Statement, as such term is defined in the SPA with respect to the shares and warrants which may arise in connection with the Private Placement or (b) if later, in connection with the same or separate registration statement in connection with a public offering of the Common Stock of the Company so long as such registration statement is declared effective by the Securities and Exchange Commission within nine months of the original issue date of the Debentures (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Aegis, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”) (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially

Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock.
If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
The restrictions set forth herein shall not apply to:
(1)    if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;
(2)    if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;
(3)    if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;
(4)    the exercise by the undersigned of any stock option(s) issued pursuant to the Company’s existing stock option plans, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned; provided, that, the Common Stock received upon such exercise shall remain subject to the restrictions provided for in this Agreement;
(5)    the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Agreement, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned; provided, that, the Common Stock received upon such exercise shall remain subject to the restrictions provided for in this Agreement;
(6)     the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the Common Stock received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement; and
(7)     transfers consented to, in writing by Aegis;

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Aegis, acting on behalf of the Placement Agent, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Aegis, and (B) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to Aegis promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this

Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Very truly yours,

__________________________________________
(Name of Stockholder - Please Print)
__________________________________________
(Signature)
__________________________________________(Name of Signatory if Stockholder is an entity - Please Print)

_________________________________________
(Title of Signatory if Stockholder is an entity - Please Print)
Address:

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

Schedule 1.1

Definitions

The “Acquired Records” shall mean all (a) lists, records and other information of the Seller pertaining to suppliers and customers of the Acquired Business, (b) lists, records and other information of the Seller pertaining to accounts, personnel and referral sources related to the Acquired Business, (c) all drawings, plats, specifications, reports, studies, plans, books, ledgers, files, documents, manuals, correspondence, business and accounting records of every kind (including all financial, business and marketing plans) and other materials of, or maintained for, the Acquired Business, (d) advertising, marketing and promotional materials related to the Acquired Business, and (e) all other printed or written materials, in each case owned by the Seller, in any form or medium, related to the Acquired Business.

The “Additional Agreements” shall be those agreements set forth in Section 2.6 of the Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, a Person shall be deemed to control another Person if such Person owns or has dispositive power over, directly or indirectly, more than twenty five percent (25%) of the voting equity interests of the other Person.

“Agreement” shall mean the Asset Purchase Agreement dated as of the 8th day of July 2016 between Buyer, Parent, and Seller.

“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other Law, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by any Governmental Authority that applies to such Person, its business and its properties.

“Assets” shall mean those assets used in the operation of the Seller’s business as set forth in Section 1.1 of the Agreement and Schedules 1.1(a)-1.1(h) thereof.

“Asset Services” shall mean the operation of the Acquired Business.

The “Assigned Rights” shall mean the Seller Names and any other trademark owned or purported to be owned by the Seller and/or its Affiliates or any other confusingly similar derivative or variation thereof, and any goodwill or rights in the Seller Names.

“Assumed Liabilities” shall mean liabilities of the Seller purchased by the Buyer.

“Authorized Use” shall mean a limited, royalty-free, non-exclusive, non-sublicenseable, non-transferable right and license (i) for a period of up to ten (10) days after the Closing Date, to use and deplete the Materials that are in possession of the Seller and its Subsidiaries as of the Closing and bear the Seller Names; and (ii) for a period of three (3) months after the Closing, to have the emails of each employee of the Seller redirected and/or forwarded from each employee’s existing email address (which may include Seller Names) to each such employee’s new email address.

The “Business” shall mean the Seller’s Rant.com independent media network and related businesses, including without limitation [insert names of all businesses being acquired].

“Business Leases” shall mean hardware and software leased by the Seller and utilized to provide Asset Services.

“Business Rights” shall mean hardware and software owned by the Seller and utilized to provide Asset Services, plus Business Leases.

“Buyer” shall mean RACX Inc., a Delaware corporation, with offices at 902 Broadway, 11th Floor, New York, NY 10010.

The “Buyer Indemnitees” shall mean the Buyer, its affiliates and their respective representatives, successors and assigns for the purpose of indemnification as provided in Section 10 of the Agreement.

“Cap Value” shall mean an amount equal to the value of fifteen percent (15%) of the Parent Consideration Shares, determined on the basis of the number of shares at the closing price the day before the computation, or if not common shares, the number of common shares into which such Parent Consideration Shares may be convertible, at a conversion price equal to the lower of (A) $0.31 per share, or (B) such lower price as any securities convertible into Common Stock held on or after the date hereof by any Affiliate of Robert F.X. Sillerman, as may be further adjusted as provided in the Note or in Section 4 of the Purchase Agreement.

“Cash Consideration” shall mean the amount of $5,000,000.

A “Claim” shall mean information indicating that a right to indemnification may arise under the Agreement.

The “Closing” shall mean the closing of the sale and purchase of the Assets, subject to conditions set forth in the Agreement.

“Closing Date” shall mean the date of the Closing, scheduled to be July 8, 2016.

“Consent” means any approval, consent, ratification, waiver, or other authorization.

“Contract” means any agreement, note, arrangement, mortgage, indenture, lease, deed of trust, license, plan, instrument or other contract.

“Effective Time” shall mean 12:01 AM on the Closing Date.

The “Employees” shall mean the employees currently employed by Seller.

“Employee Plan” means each employee benefit plan that has been maintained by Seller which constitutes an “employee pension benefit plan” under ERISA.

“Equipment” shall mean the Seller’s equipment relating to the Business listed on Schedule 1.1(c).

“Escrow Agent” shall mean Continental Stock Transfer Company, or such other mutually agreed to third party that is in the business of providing escrow services similar to the services required in the Agreement.

“Escrow Amount” shall mean the amount of the Purchase Price put into escrow, which shall be Fifteen Percent (15%) of the Parent Consideration Shares at the time of the Closing, as may be adjusted from time to time as a result of dilution or convertibility.

“Excluded Assets” are those assets not being sold to the Seller, including [________________].

“Final Stock Settlement Date” shall mean (a) immediately prior to the Parent consummating a public offering of its common shares pursuant to a Registration Statement on Form S-1 or (b) March 31, 2017, whichever is first.

“Fully Diluted Share Base” shall consist, on a certain date, of the following: (a) the number of common shares outstanding; (b) the number of options and warrants that are “in the money” or within Ten Percent (10%) of being in the money as of the Final Stock Settlement Date; (c) the number of common shares which are issued and outstanding or for which notices for the conversion of any convertible debt instrument or preferred stock of the Parent have been issued; provided that if the Final Stock Settlement Date is between January 1, 2017 and March 31, 2017, the Fully Diluted Share Base shall equal (i) the number of common shares outstanding on December 31, 2016 plus any additional common shares arising from such conversion held by Sillerman or his Affiliates between January 1, 2017 and March 31, 2017; (ii) the number of options and warrants that are “in the money” or within Ten Percent (10%) of being in the money as of December 31, 2016; and (iii) without duplication of shares issued upon conversion which are included in (i) above the number of common shares which are issued and outstanding or for which notices for the conversion of any convertible debt instrument or preferred stock of the Parent have been issued as of December 31, 2016 plus any additional common shares for which notices of conversion have been given by Sillerman or his Affiliates.
“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or similar governing entity.

The “Indemnified Party” shall mean the party making a claim under Section 10 of the Agreement.

The “Indemnifying Party” shall mean the party against whom claims are asserted under Section 10 of the Agreement.

“Intellectual Property” shall mean means all of the following with respect to the Business: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (whether utility or design), patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, designs, shapes, configurations, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, along with all moral rights and benefits of waivers thereof, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, recipes, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation, and (g) all other proprietary rights. Such Intellectual Property to be assigned to Seller shall be “Assigned Intellectual Property”.
“Key Employees” shall mean those employees listed on Schedule 3.2(j).

“Knowledge” or words of similar import (e.g. “knowledge,” “known,” or “aware”) with respect to any individual, shall mean the actual knowledge of such individual. “Knowledge” of a corporation shall mean the actual knowledge of the members of the board of directors or of the officers of the corporation.
“Law” means all laws, statutes, rules, regulations, ordinances and orders of any Governmental Authority.

“Legend” shall mean the legend on the preferred stock certificates, which shall read “THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

“Liability” shall mean any liability, debt, obligation, or responsibility of Seller, whether fixed or contingent, whether known or unknown.

“Licenses” shall mean all of the Seller’s authorizations issued by any regulatory authority or agency for the Acquired Business.

“Material Adverse Change” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to the business, assets, financial condition or results of operations of a party taken as a whole; provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development (a) arising from or relating to (i) any loss of customers or employees of the party that resulted from the announcement or pendency of the transactions contemplated by this Agreement; (ii) conditions arising after the date of this Agreement affecting the social publishing industry in which the Buyer and Seller participates, the United States economy as a whole, the capital markets in general or on which the Buyer’s securities are listed and the markets in which the Buyer’s business operates; (iii) changes in Generally Accepted Accounting Principles after the date of this Agreement applicable to such party; (iv) changes in Law after the date of this Agreement; (v) performance of compliance with the express terms of, or the taking of any action expressly required by, this Agreement; or (vi) changes after the date of this Agreement in national or international political or social conditions, including, the commencement, continuation or escalation of a war, armed hostilities or other international or national calamity or act of terrorism directly or indirectly involving the United States of America; provided, further, that, with respect to clauses (ii), (iii), (iv) and (vi), such change, event, circumstance or development does not (i) primarily relate only to (or have the effect of primarily relating to) either party to the Agreement or (ii) disproportionately adversely affect the parties to the Agreement Buyer and its Subsidiaries compared to other companies of similar size operating in the social publishing industry in the United States of America and Canada or (b) that would prevent, materially delay or materially impair either party’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements.
“Materials” shall mean any existing inventory of brochures, stationery, labels, business cards, forms, promotion and advertising materials, signage or any other materials in the possession of Seller bearing the Seller Names post-closing.

“Non-Compete Period” shall mean twenty-four (24) months following the Closing Date.

A “Notice” shall mean any notice, communication, demand or other writing required or permitted to be given, made or accepted by any party to this Agreement.

“Ordinary Course of Business” means, in respect of any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practice (including with respect to frequency and amount) and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in this Agreement or any Additional Agreement, but based on the assumption that the Acquisition will close as it relates to Liens and payables to be satisfied at Closing.

“Original Number” shall mean the Fully Diluted Share Base as of any date.

“Parent” shall mean Function(x) Inc., a Delaware corporation, with offices at 902 Broadway, 11th Floor, New York, NY 10010.

“Parent Business” shall mean any business conducted by or planned to be conducted by the Parent, including the Business.

“Parent Group” shall mean the Buyer, the Parent, and any affiliates and subsidiaries of the Buyer and/or Parent.

“Parent Loan” shall mean that certain convertible secured loan in the principal amount of $3,000,000 advanced by Seller to Parent under the Parent Note from the proceeds of the Cash Consideration.

“Parent Note” shall mean that certain Senior Secured Convertible Promissory Note in the amount of $3,000,000, dated as of the Closing Date issued by Parent to Seller for the Parent Loan;

“Parent Stock Consideration” shall mean the number of shares of Series E Preferred Stock of Parent, convertible into shares of the common stock, par value $0.001 per share, of Parent, subject to adjustment as provided herein and common shares into which they may be converted.

“Parent Stock Consideration Percentage” shall have the meaning set forth in Section 2.5 of the Agreement.

“Permit” means any permit, application, notice, waiver, qualification, license, import licenses, export license, franchise, consent, certificate, certificate of occupancy, order, exemption, registration, filing, authorization, approval or registration.
“Person” means and includes any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any Governmental Authority or any department, agency or political subdivision thereof.

“Purchase Price” shall mean the total purchase price to be paid by Buyer to Seller for the Assets, consisting of the Cash Consideration and the Parent Stock Consideration.

“Reasonable Efforts” means the good faith efforts that a reasonably prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible, but without the requirement of incurring any material out-of-pocket expenses (other than such party’s own legal or accounting fees) or of conceding any legally enforceable rights in connection therewith.

“Restricted Period” is defined in Section 6.1.

“Retained Liabilities” shall mean all of the Liabilities of Seller other than the Assumed Liabilities, which shall be retained by Seller, and for which Seller shall remain solely responsible.

The “Reverse Stock Split” means a transaction in which the Parent files an information statement and as a result of shareholder approval, effectuates a reverse stock split after the date of the Agreement.

“RFXS Conversion” shall mean the conversion by Robert F.X. Sillerman and/or his Affiliates of (i) all or substantially all of the debt the Parent owes to Robert F.X. Sillerman and/or his Affiliates and (ii) the Series C Preferred Shares held by Sillerman Investment Company III, LLC, an Affiliate of Robert F.X. Sillerman, into shares of the common stock of Parent.

“Securities” shall mean the securities being provided as the Parent Stock Consideration.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean Rant, Inc., a Delaware corporation with an address of 4 Park Plaza, Suite 950, Irvine, California 92614.

“Seller Contracts” shall mean all of the Seller’s right, title and interest to the contracts and commitments listed on Schedule 1.1(h), together with the Business Leases and the Contracts

The “Seller Indemnitees” shall collectively mean Seller, and as requested by Seller, its affiliates and representatives, successors and assigns for the purpose of indemnification as provided in Section 10 of the Agreement.

“Seller Names” shall mean the name(s) “Rant Inc.” and all other derivative or other names filed with respect thereto, including the names listed in Schedule 1.1(a) and trademark(s) relating thereto, along with the Assigned Rights.

The “Share Proposal” shall mean that certain proposal to shareholders of Parent authorizing the issuance of the Parent Stock Consideration in accordance with the requirements of NASDAQ Rule 5635 for issuances in excess of 19.99% of the outstanding Common Stock of Parent, if applicable.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement required to be filed with any taxing authority.

The “Transferred Contracts” are all of the material contracts, agreements and commitments, whether written or oral, of Seller used in the Business.

Schedule 1.1(a)

Intellectual Property and Subscribers

Patents
None.

Trademarks

7.	“Rant Sports”, serial number 85777444, filed November 12, 2012 and registered July 1, 2014

8.	“RantGirls”, serial number 86150634, filed December 23, 2013 and registered March 31, 2015

9.	“Rant”, serial number 86358798, filed August 6, 2014 and registered March 17, 2015

10.	“Rant”, serial number 86359913, filed August 7, 2014 and registered March 17, 2015

11.	“RantLifestyle”, serial number 86150641, filed December 23, 2013 and registered May 19, 2015

12.	“RantChic”, serial number 86150638, filed December 23, 2013 and registered May 19, 2015

Copyrights
All journalistic content on www.rantsports.com, www.rantlifestyle.com, www.rantchic.com, www.rantgirls.com, www.rant-inc.com, www.rantstore.com, www.rantcities.com, www.rantcars.com, www.rantfinance.com, www.ranthollywood.com , www.rantfood.com, www.rantgamer.com, www.rantgizmo.com, www.rantpets.com, www.rantplaces.com, www.rantpolitical.com, www.rantmn.com, www.rantbeats.com, www.rantgirls.com, www.rantstore.com, www.rantcities.com, www.rantranet.com, www.rantmovies.com (other than pictures and images licensed by the Company) are copyrighted materials, owned by the Company. Note that none of these copyrighted materials are registered. For purposes of clarity, all third party advertising content on the websites listed above is not owned by the Company.

Schedule 1.1(d)

Owned Hardware and Software

Hardware

Apple iMac	Owned
Apple Thunderbolt Monitor	Owned
Nighthawk AC1900 Wifi Router	Owned
Chromebook	Owned
Chromebook	Owned
Netgear FS728TP Switch	Owned
Netgear FVS336G Router	Owned
Rack	Owned
Nighthawk A3200 Wifi Router	Owned
Dell Laptop	Owned
Mac Laptop	Owned
Brother Printer	Owned
HP Printer	Owned
HP Monitors (3-4)	Owned
Yealink Phones (8)	Owned

Software

Fan Stats	Owned
WP Decks	Owned
Quickbooks	Owned

Leased Hardware and Software

Software

Adobe Cloud	Leased
JIRA	Leased
Github	Leased
BrowserStack	Leased
Pingdom	Leased
Sucuri	Leased
CrazyEgg	Leased
Office 365	Leased
JW Player	Leased
WhatsUp Gold	Owned
Google Analytics	Leased
Nextiva VOIP	Leased
Getty Images	Leased
Shopify	Leased

Schedule 1.1(e)

Equipment

None.

Schedule 1.1(f)

Licenses

California Seller’s Permit

Schedule 1.1(g)

IP Addresses

Schedule 1.1(h)

Seller Contracts

1.	OpenX Ad Server Agreement

2.	Getty Images Licensing Agreements

3.	Google Analytics Agreement

4.	All non-California Independent Contractor Writer Contracts

5.	OpenX Marketplace Revenue

6.	Google AdX / Adsense

7.	Undertone

8.	Tribal Fusion

9.	Rubicon

10.	Centro

11.	RF Binder

12.	Valueclick / Conversant

13.	Microsoft Content Licensing Agreement

14.	Ticket City

15.	Taboola Revenue

16.	Adkarma

17.	Fan Clash

18.	Pubventures

19.	FanServ

20.	Adblade Revenue

21.	Pollware

22.	Revcontent Revenue

23.	AppNexus Revenue

24.	Sled

25.	TapAds

26.	MediaStrike

27.	YieldMo

28.	Vice

29.	Lijit

30.	Boredom Theory

31.	Genesis Media

32.	TiqIQ

33.	District M

34.	Advertise.com

35.	bRealtime / CPXi

36.	Triple Lift

37.	Nativo

38.	Playwire

39.	Springboard

40.	Facebook Revenue

41.	Evolve

42.	BuySellAds.com

43.	Golf Course of America

44.	Performance61

45.	Pubmatic

46.	Spoutable

47.	Division D

48.	Yahoo Revenue

49.	J Carter Marketing

50.	Send to News

51.	Clearpier

52.	Liqwid

53.	SkimLinks

54.	NewsMax

55.	Afterdownload

56.	Technorati Media

57.	StackSocial

58.	B3 Connect

Schedule 1.5(c)

Recurring Expenses and Payables

1.	Payroll for employees of Seller who become employees of the Purchaser, in accordance with their employment terms with Purchaser, payroll taxes.

2.	OpenX Ad Server & SSP payment

3.	Getty Images licensing fee

4.	Google Analytics monthly fee

5.	Contractor payments to writers & editors

6.	Monthly gmail charges

7.	Linkedin monthly charges

8.	Securi monthly charge

9.	Pingdom monthly charges

10.	Shopify monthly charges

11.	Merchant monthly charge

12.	Irvine self-storage monthly charge

13.	Adobe monthly charges

14.	Intuit monthly charges

15.	Github monthly charge

16.	JIRA monthly charge

17.	Mailchimp monthly charge
Purchaser shall not be obligated to continue business relationships with any of the foregoing.

Schedule 1.5(d)

Assumed Liabilities (up to $2,000,000)

To Be Paid at Closing:
To be furnished    approximately $500,000

To Be Paid Timely:
To be furnished/agreed upon    approximately $1,500,000

Schedule 2.6

Persons Who Will Enter Voting Agreement

Robert F.X. Sillerman
Sillerman Investment Company III, LLC
Sillerman Investment Company IV, LLC
Sillerman Investment Company VI, LLC

Schedule 3.2(j)

Key Employees

Ryan Nelson
Joseph Chung
Patrick Fleming
Doug Jones
Clay Manley
Brian Rosin
Kyle Rosin
Brett Rosin
Schedule 4.3

Consents and Approvals

Board of Director approval
Shareholder approval
UCC-3 release of assets held by collateral agent Barry Honig

Schedule 4.5(b)

Per a letter dated June 22, 2016 from Michael F. Cockson, representing the Nerdery, LLC, (“The Nerdery”), The Nerdery references the December 29, 2014 Payment Agreement between the Company and The Nerdery. That Payment Agreement suggests that The Nerdery owns the code until receiving full payment from the Company. While the Company has paid The Nerdery in full for services rendered in connection with versions “1.0” and “1.1” of the Fan Stats iOS and Android mobile applications (the “Apps”), it has not paid The Nerdery in full for version “2.0” of the Apps. Version “1.1” is currently live in the iOS and Android stores, while version “2.0” was only in production and never completed. While the Company believes this means that the Company has paid for everything that is live in production and thus owns the code, The Nerdery may interpret otherwise. To be clear, no versions of the Apps have been revenue-producing to date, and it is highly unlikely they will become revenue-producing without additional cost.

Schedule 4.5(d)

Inventors (Other than Named Inventors) of the Assets

The Nerdery, LLC

Schedule 4.5(f)

Software Codes Owned by Seller and Being Conveyed to Buyer

Fan Stats mobile app iOS
Fan Stats mobile app Android
Web properties and code base of all company websites

Schedule 4.5(g)

Intellectual Property Registrations

Patents
None.

Trademarks

1.	“Rant Sports”, serial number 85777444, filed November 12, 2012 and registered July 1, 2014

2.	“RantGirls”, serial number 86150634, filed December 23, 2013 and registered March 31, 2015

3.	“Rant”, serial number 86358798, filed August 6, 2014 and registered March 17, 2015

4.	“Rant”, serial number 86359913, filed August 7, 2014 and registered March 17, 2015

5.	“RantLifestyle”, serial number 86150641, filed December 23, 2013 and registered May 19, 2015

6.	“RantChic”, serial number 86150638, filed December 23, 2013 and registered May 19, 2015

Copyrights
All journalistic content on www.rantsports.com, www.rantlifestyle.com, www.rantchic.com, www.rantgirls.com, www.rant-inc.com, www.rantstore.com, www.rantcities.com, www.rantcars.com, www.rantfinance.com, www.ranthollywood.com , www.rantfood.com, www.rantgamer.com, www.rantgizmo.com, www.rantpets.com, www.rantplaces.com, www.rantpolitical.com, www.rantmn.com, www.rantbeats.com, www.rantgirls.com, www.rantstore.com, www.rantcities.com, www.rantranet.com, www.rantmovies.com (other than pictures and images licensed by the Company) are copyrighted materials, owned by the Company. Note that none of these copyrighted materials are registered. For purposes of clarity, all third party advertising content on the websites listed above is not owned by the Company.

Schedule 4.5(h)

California Independent Contractors

All independent contractors who performed services in the state of California had a “work-for-hire” clause in their contract that technically makes them statutory employees per California law. The Company did not withhold tax payments with respect to these independent contractors, nor did it maintain unemployment or other required insurance policies for them.

Schedule 4.6

Litigation

The Company has received demand letters or similar notices from the following vendors to whom payments are past due:

•	The Nerdery

•	Jamboree Center

•	Outbrain

•	Adblade

•	Taboola

•	Jukin Media

•	DTI

To clarify, there are no pending lawsuits against the Company.

Schedule 4.7(a)

Employee	Role
Brown, Grant	CSO
Chung, Joseph	Social Strategist
Fleming, Patrick	Manager, Revenue & Data
Jones, Douglas	CTO
Manley, Clay	Director, Content
Nelson, Ryan	Director, Business Development
Rosin, Brett	CEO
Rosin, Brian	COO/CFO
Rosin, Kyle	Lead Engineer

Schedule 4.10(a)

Taxes

•	Federal Taxes (941) owed for payperiods 3/31/16 through current plus applicable late payment penalties are unpaid.

•	CA PIT / SDI for payperiods 3/31/16 through current plus applicable late payment penalties is unpaid.

•	Federal Unemployment (940) for period of 1/1/16 through current plus applicable late payment penalties is unpaid.

The total amount owed (including estimated late payment penalties) to the IRS and to the California Department of Labor is set forth on Schedule 1.5(d).

Schedule 4.10(b)

Permits

Filed to do business in California
Filed to do business in New York
California Seller’s Permit

Schedule 4.11(c)

Unique Visitors

Unique Visitors - GA	Cars	Chic	Dating	Finance	Food	Gamer	Girls	Gizmo	Hollywood	Lifestyle	Now	Pets	Places	Political	Sports	Total
Jan-15	395,645	4,045,872	337,792	89,301	247,897	495,902	25,920	396,601	1,360,035	7,375,173		754,366	384,012	716,308	8,202,977	24,827,801
Feb-15	243,417	2,024,358	466,518	84,490	289,272	215,676	14,026	199,454	932,870	5,459,509		1,011,992	197,282	943,970	5,682,486	17,765,320
Mar-15	334,356	8,966,613	776,894	777,805	1,038,341	601,446	193,907	586,943	2,356,795	10,276,263		1,652,141	1,032,989	2,061,995	7,326,382	37,982,870
Apr-15	788,001	2,311,210	480,505	842,595	1,071,183	489,522	109,872	347,944	2,931,180	7,133,282		1,251,524	1,049,047	1,183,199	5,063,678	25,052,742
May-15	295,840	2,188,823	328,669	419,664	269,999	332,659	49,838	136,666	1,740,091	8,180,541		962,717	340,410	393,153	7,196,950	22,836,020
Jun-15	749,226	3,793,151	127,210	420,457	528,726	260,947	41,843	85,409	2,571,355	5,588,257		2,020,359	328,809	262,188	5,898,673	22,676,610
Jul-15	193,928	3,951,361	106,794	512,589	749,186	287,039	30,828	230,804	970,872	4,386,111		1,985,989	436,913	632,756	5,482,762	19,957,932
Aug-15	402,681	3,568,876	72,410	182,177	425,877	307,592	39,533	196,123	1,097,665	5,002,824	27,757	1,986,977	310,882	581,246	5,380,122	19,582,742
Sep-15	835,904	4,162,703	4,309	125,011	460,760	380,043	5,719	197,393	1,867,056	4,108,154	761,997	3,160,569	118,935	395,103	5,272,489	21,856,145
Oct-15	348,254	2,129,995		711,470	161,219	196,158		178,141	893,954	2,285,431	661,828	955,857	134,390	436,421	4,156,506	13,249,624
Nov-15	126,226	1,547,147		404,181	694,982	229,305		94,320	656,647	1,502,177	756,748	1,053,272	189,039	424,209	3,343,321	11,021,574
Dec-15	65,279	1,285,626		345,246	702,646	44,866		63,723	591,823	1,486,208	516,642	354,199	89,170	569,471	2,826,606	8,941,505
Jan-16	73,648	1,841,114		115,127	129,240	45,661		188,380	354,894	1,506,512	388,616	1,258,021	81,524	223,270	1,680,819	7,886,826
Feb-16	82,413	876,432		132,436	89,211	48,736		59,202	300,080	806,007	153,261	1,044,409	128,583	221,689	1,417,778	5,360,237
Mar-16	31,519	440,011		89,785	49,912	32,264		66,853	164,328	939,031	145,129	843,329	49,770	124,513	1,018,938	3,995,382
Apr-16	35,034	314,092		71,094	42,718	31,234		20,406	149,876	1,107,122	33,985	895,128	64,142	93,582	716,371	3,574,784
Total	5,001,371	43,447,384	2,701,101	5,323,428	6,951,169	3,999,050	511,486	3,048,362	18,939,521	67,142,602	3,445,963	21,190,849	4,935,897	9,263,073	70,666,858	266,568,114

Page Views - GA	Cars	Chic	Dating	Finance	Food	Gamer	Girls	Gizmo	Hollywood	Lifestyle	Now	Pets	Places	Political	Sports	Total
Jan-15	9,838,545	107,380,406	9,889,634	2,395,918	6,634,830	12,385,527	81,335	9,444,821	43,832,466	177,454,482		24,641,895	9,874,085	21,076,162	109,501,331	544,431,437
Feb-15	5,556,595	52,969,904	14,489,334	2,021,440	8,094,240	5,471,366	41,433	4,168,386	28,057,279	127,643,057		36,162,709	4,502,886	28,028,314	64,640,331	381,847,274
Mar-15	5,509,213	140,480,190	9,771,456	16,633,208	17,022,693	8,051,037	332,218	7,687,603	40,537,883	217,659,236		39,490,191	8,151,423	45,827,866	110,115,989	667,270,206
Apr-15	10,730,434	33,989,069	7,468,294	15,686,500	10,981,365	4,774,621	203,416	6,307,840	49,143,849	116,836,128		10,958,383	13,453,355	29,287,259	47,118,139	356,938,652
May-15	3,611,080	48,637,970	2,811,536	8,953,340	7,729,054	2,848,802	99,099	1,945,191	31,190,356	154,070,789		16,388,995	2,904,533	8,701,258	47,533,691	337,425,694
Jun-15	16,512,815	91,596,972	1,982,189	9,869,244	11,808,686	2,242,482	80,089	925,936	57,250,705	103,846,923		41,215,723	7,579,198	5,032,550	50,342,105	400,285,617
Jul-15	2,409,861	79,347,682	1,625,635	12,001,691	16,732,400	2,498,787	61,805	3,705,359	10,447,952	81,579,616		26,439,821	11,140,773	14,004,582	37,519,538	299,515,502
Aug-15	8,692,029	70,468,658	570,817	4,088,183	10,511,891	4,882,988	73,958	3,709,266	15,308,817	108,808,018	32,920	28,277,450	6,219,360	13,863,213	43,881,594	319,389,162
Sep-15	15,584,296	86,290,115	25,305	2,514,559	10,581,230	6,009,298	11,169	3,902,592	44,623,611	89,715,544	1,007,719	46,361,012	3,121,149	8,353,647	61,828,803	379,930,049
Oct-15	5,276,848	48,338,111		16,913,872	3,173,759	2,602,488		3,473,530	18,065,116	36,801,888	931,212	9,911,101	3,875,208	7,776,200	50,536,550	207,675,883
Nov-15	817,491	32,307,900		10,796,952	17,069,305	1,827,723		1,277,636	11,547,970	17,768,360	1,039,812	10,622,019	2,958,439	7,360,403	32,551,751	147,945,761
Dec-15	674,711	27,676,238		9,438,650	15,281,173	290,825		589,993	11,578,097	20,286,190	709,087	3,242,557	1,938,683	10,985,109	27,173,342	129,864,655
Jan-16	759,460	45,655,749		1,261,849	2,047,713	387,854		3,849,046	4,913,623	19,334,415	508,878	22,400,432	1,911,384	4,409,718	13,890,215	121,330,336
Feb-16	1,142,716	20,690,070		974,278	1,186,906	514,773		710,616	3,153,411	5,626,117	194,257	16,056,850	1,366,417	4,113,491	19,352,204	75,082,106
Mar-16	135,109	7,325,906		573,967	162,125	100,589		562,474	587,728	1,796,311	270,348	1,112,039	580,749	638,713	7,305,019	21,151,077
Apr-16	176,389	4,303,553		95,123	52,785	97,018		49,119	353,228	2,172,055	41,533	1,311,962	1,351,052	239,580	5,856,292	16,099,689
Total	87,427,592	897,458,493	48,634,200	114,218,774	139,070,155	54,986,178	984,522	52,309,408	370,592,091	1,281,399,129	4,735,766	334,593,139	80,928,694	209,698,065	729,146,894	4,406,183,100

Total Min / Visit - GA	Cars	Chic	Dating	Finance	Food	Gamer	Girls	Gizmo	Hollywood	Lifestyle	Now	Pets	Places	Political	Sports	Total
Jan-15	3.20	2.94	3.67	3.41	3.89	2.75	1.61	2.68	4.35	3.70		3.35	3.10	3.43	3.17	3.36
Feb-15	2.75	2.86	3.61	3.28	3.98	2.72	1.38	2.57	4.02	3.30		3.45	2.89	3.51	2.87	3.16
Mar-15	2.33	1.80	1.70	2.91	2.46	1.63	1.38	1.61	2.26	2.57		2.71	1.28	2.76	2.51	2.29
Apr-15	1.86	1.51	2.04	2.87	1.70	1.43	1.32	2.17	2.20	2.07		1.30	1.92	3.59	1.57	1.95
May-15	2.01	2.74	1.35	3.42	3.66	1.57	1.18	2.09	3.33	2.39		2.26	1.50	3.18	1.46	2.19
Jun-15	3.18	2.96	1.97	4.12	3.29	1.57	1.18	1.93	4.32	2.60		3.04	2.56	3.15	1.98	2.78
Jul-15	2.07	2.49	2.47	3.03	3.17	1.72	1.21	2.95	2.40	2.89		2.41	2.70	4.38	1.65	2.43
Aug-15	3.39	2.22	1.63	2.99	3.58	2.45	1.11	3.17	2.09	3.38	0.90	2.60	2.39	4.01	1.78	2.55
Sep-15	2.95	2.35	1.27	3.28	3.17	2.43	0.90	2.72	3.60	3.48	0.56	2.28	2.50	3.35	2.19	2.63
Oct-15	2.81	2.61		3.78	2.81	2.23		3.53	2.99	2.70	0.66	1.72	2.69	3.26	2.25	2.47
Nov-15	1.69	2.34		4.10	3.14	1.49		2.50	2.43	2.09	0.66	0.93	1.95	3.28	1.93	2.02
Dec-15	2.38	2.35		3.98	3.19	1.26		1.73	2.61	2.26	0.74	0.94	2.33	3.18	1.83	2.18
Jan-16	2.44	2.43		1.78	2.61	1.48		3.83	2.08	1.91	0.67	0.95	2.22	3.00	1.43	1.72
Feb-16	2.77	2.39		1.34	2.17	1.60		2.31	1.35	1.13	0.74	1.73	1.56	2.78	1.92	1.80
Mar-16	1.20	1.70		1.22	0.91	0.80		1.80	0.70	0.64	0.74	0.80	1.34	1.16	1.47	1.07
Apr-16	1.31	1.53		0.46	0.63	0.73		0.86	0.62	0.78	0.38	0.93	1.84	0.94	1.45	1.02
Total	2.65	2.35	2.34	3.23	2.89	1.95	1.31	2.47	3.01	2.72	0.66	2.05	2.07	3.28	2.12	2.44

Unique Visitors - comScore	Cars	Chic	Dating	Finance	Food	Gamer	Girls	Gizmo	Hollywood	Now	Lifestyle	Pets	Places	Political	Sports	Network
Jan-15	348,000	3,849,000			212,000	437,000		357,000	1,199,000		5,232,000	737,000	328,000	616,000	5,959,000	16,521,000
Feb-15	219,000	1,864,000			253,000	193,000		185,000	748,000		4,335,000	1,002,000	166,000	814,000	4,271,000	12,142,000
Mar-15	182,000	5,901,000		569,000	788,000	332,000	121,000	389,000	765,000		7,606,000	2,026,000	856,000	1,517,000	5,362,000	20,997,000
Apr-15	521,000	1,778,000		679,000	930,000	331,000		275,000	2,293,000		4,841,000	887,000	977,000	970,000	3,708,000	14,616,000

May-15	209,000	1,707,000		383,000	234,000	164,000		104,000	1,262,000		5,412,000	777,000	274,000	375,000	4,759,000	12,628,000
Jun-15	602,000	3,118,000		381,000	505,000	160,000			1,981,000		3,908,000	1,691,000	268,000	197,000	3,593,000	13,202,000
Jul-15	141,000	2,940,000		455,000	686,000	179,000		178,000	784,000		3,049,000	1,686,000	370,000	576,000	3,702,000	11,847,000
Aug-15	333,000	2,717,000		149,000	354,000	201,000		153,000	1,005,000		3,706,000	1,598,000	264,000	513,000	3,789,000	11,748,000
Sep-15	662,000	3,086,000		98,000	371,000	262,000		148,000	1,677,000		3,333,000	2,284,000		333,000	3,674,000	12,677,000
Oct-15	258,000	1,713,000		650,000	142,000	123,000		160,000	742,000	138,000	1,777,000	691,000	103,000	391,000	2,686,000	7,796,000
Nov-15		1,218,000		374,000	616,000			70,000	506,000	134,000	1,086,000			350,000	2,323,000	6,281,000
Dec-15		1,074,000		299,000	692,000				511,000	78,000	1,149,000	258,000		531,000	2,154,000	5,938,000
Jan-16		1,382,000			78,000			154,000	268,000	309,000	1,070,000	936,000		164,000	1,053,000	4,162,000
Feb-16		715,000							187,000		503,000	792,000		162,000	939,000	2,674,000
Mar-16		330,000									506,000				649,000	1,823,000
Apr-16		211,000									488,000				639,000	1,491,000
Total	3,475,000	33,603,000	-	4,037,000	5,861,000	2,382,000	121,000	2,173,000	13,928,000	659,000	48,001,000	15,365,000	3,606,000	7,509,000	49,260,000	156,543,000

Page Views - comScore	Cars	Chic	Dating	Finance	Food	Gamer	Girls	Gizmo	Hollywood	Now	Lifestyle	Pets	Places	Political	Sports	Network
Jan-15	6,000,000	59,000,000			4,000,000	7,000,000		5,000,000	28,000,000		101,000,000	14,000,000	6,000,000	12,000,000	59,000,000	309,000,000
Feb-15	3,000,000	29,000,000			5,000,000	3,000,000		2,000,000	15,000,000		72,000,000	21,000,000	3,000,000	17,000,000	37,000,000	214,000,000
Mar-15	3,000,000	79,000,000		10,000,000	11,000,000	4,000,000	160,000	4,000,000	6,000,000		121,000,000	25,000,000	5,000,000	27,000,000	44,000,000	360,000,000
Apr-15	7,000,000	17,000,000		8,000,000	7,000,000	3,000,000		4,000,000	27,000,000		54,000,000	6,000,000	10,000,000	9,000,000	18,000,000	169,000,000
May-15	2,000,000	24,000,000		5,000,000	4,000,000	1,000,000		1,000,000	9,000,000		30,000,000	7,000,000	2,000,000	3,000,000	28,000,000	117,000,000
Jun-15	6,000,000	47,000,000		4,000,000	5,000,000	1,000,000			11,000,000		25,000,000	11,000,000	1,000,000	1,000,000	29,000,000	143,000,000
Jul-15	1,000,000	13,000,000		3,000,000	8,000,000	1,000,000		1,000,000	2,000,000		33,000,000	14,000,000	2,000,000	6,000,000	21,000,000	105,000,000
Aug-15	6,000,000	9,000,000		3,000,000	7,000,000	3,000,000		2,000,000	11,000,000		68,000,000	20,000,000	4,000,000	9,000,000	28,000,000	170,000,000
Sep-15	11,000,000	12,000,000		1,000,000	7,000,000	4,000,000		2,000,000	31,000,000		57,000,000	31,000,000		5,000,000	39,000,000	201,000,000
Oct-15	4,000,000	5,000,000		1,000,000	2,000,000	2,000,000		2,000,000	12,000,000	-	23,000,000	3,000,000	2,000,000	5,000,000	30,000,000	91,000,000
Nov-15		3,000,000		-	11,000,000			1,000,000	8,000,000	-	11,000,000			5,000,000	20,000,000	62,000,000
Dec-15		3,000,000		-	11,000,000				8,000,000	-	12,000,000	1,000,000		8,000,000	16,000,000	60,000,000
Jan-16		9,000,000			1,000,000			2,000,000	3,000,000	-	10,000,000	2,000,000		2,000,000	7,000,000	38,000,000
Feb-16		7,000,000							2,000,000		3,000,000	9,000,000		2,000,000	9,000,000	26,000,000
Mar-16		1,000,000									1,000,000				4,000,000	8,000,000
Apr-16		1,000,000									1,000,000				4,000,000	8,000,000
Total	49,000,000	318,000,000	-	35,000,000	83,000,000	29,000,000	160,000	26,000,000	173,000,000	-	622,000,000	164,000,000	35,000,000	111,000,000	393,000,000	2,081,000,000

Total Min / Visit - comScore	Cars	Chic	Dating	Finance	Food	Gamer	Girls	Gizmo	Hollywood	Now	Lifestyle	Pets	Places	Political	Sports	Network
Jan-15	0.87	1.22			0.60	0.76		0.66	0.83		1.34	0.99	0.72	0.73	1.23	1.20
Feb-15	0.92	1.87			0.82	0.78		0.64	0.71		0.97	0.82	0.79	0.81	1.36	1.18
Mar-15	1.65	1.67		0.71	1.31	0.76	0.45	0.79	1.00		1.51	1.54	0.74	1.36	1.51	1.62
Apr-15	1.84	0.95		1.78	1.04	1.35		1.48	1.46		1.34	0.99	1.72	1.61	1.55	1.49
May-15	1.24	1.54		1.60	1.66	1.65		1.37	1.50		1.53	1.63	1.60	1.51	1.69	1.65
Jun-15	2.39	1.78		2.35	1.63	1.70			1.80		2.05	1.76	1.59	1.99	1.80	1.95
Jul-15	1.96	1.71		1.67	1.32	1.28		1.41	0.95		1.71	1.75	1.39	1.74	1.57	1.66
Aug-15	1.54	1.57		1.85	1.76	1.59		1.91	1.23		0.70	1.82	1.46	2.15	1.85	1.46
Sep-15	1.64	1.42		1.39	1.68	1.31		1.54	1.42		0.70	1.69		1.93	1.98	1.52
Oct-15	1.65	1.17		1.39	1.38	1.30		0.98	1.40	1.57	1.40	2.05	1.01	2.32	1.94	1.72
Nov-15		1.31		1.56	1.10			1.18	1.52	1.48	1.77			1.77	1.61	1.56
Dec-15		1.73		2.01	1.58				1.68	1.38	2.12	1.68		2.03	1.79	1.82
Jan-16		1.29			1.59			1.09	1.41	1.08	1.37	1.31		2.21	1.43	1.41
Feb-16		1.77							1.67		1.63	1.64		4.01	1.71	1.86
Mar-16		1.64									1.09				1.62	1.59
Apr-16		0.36									1.17				0.41	0.46
Total	1.60	1.54		1.51	1.35	1.13	0.45	1.12	1.35		1.30	1.53	1.22	1.42	1.64	1.54

Schedule 4.12(a)

Absence of Changes

None

Schedule 4.12(b)

Employment Agreements of Key Employees

None

Schedule 7.2(h)

Authorizations Not Received

1.	OpenX Ad Server Agreement

2.	Getty Images Licensing Agreements

3.	Google Analytics Agreement

4.	All non-California Independent Contractor Writer Contracts

5.	OpenX Marketplace Revenue

6.	Google AdX / Adsense

7.	Undertone

8.	Tribal Fusion

9.	Rubicon

10.	Centro

11.	RF Binder

12.	Valueclick / Conversant

13.	Microsoft Content Licensing Agreement

14.	Ticket City

15.	Taboola Revenue

16.	Adkarma

17.	Fan Clash

18.	Pubventures

19.	FanServ

20.	Adblade Revenue

21.	Pollware

22.	Revcontent Revenue

23.	AppNexus Revenue

24.	Sled

25.	TapAds

26.	MediaStrike

27.	YieldMo

28.	Vice

29.	Lijit

30.	Boredom Theory

31.	Genesis Media

32.	TiqIQ

33.	District M

34.	Advertise.com

35.	bRealtime / CPXi

36.	Triple Lift

37.	Nativo

38.	Playwire

39.	Springboard

40.	Facebook Revenue

41.	Evolve

42.	BuySellAds.com

43.	Golf Course of America

44.	Performance61

45.	Pubmatic

46.	Spoutable

47.	Division D

48.	Yahoo Revenue

49.	J Carter Marketing

50.	Send to News

51.	Clearpier

52.	Liqwid

53.	SkimLinks

54.	NewsMax

55.	Afterdownload

56.	Technorati Media

57.	StackSocial

58.	B3 Connect

Schedule 8.3

Unexecuted Consents to Assignment

1.	OpenX Ad Server Agreement

2.	Getty Images Licensing Agreements

3.	Google Analytics Agreement

4.	All non-California Independent Contractor Writer Contracts

5.	OpenX Marketplace Revenue

6.	Google AdX / Adsense

7.	Undertone

8.	Tribal Fusion

9.	Rubicon

10.	Centro

11.	RF Binder

12.	Valueclick / Conversant

13.	Microsoft Content Licensing Agreement

14.	Ticket City

15.	Taboola Revenue

16.	Adkarma

17.	Fan Clash

18.	Pubventures

19.	FanServ

20.	Adblade Revenue

21.	Pollware

22.	Revcontent Revenue

23.	AppNexus Revenue

24.	Sled

25.	TapAds

26.	MediaStrike

27.	YieldMo

28.	Vice

29.	Lijit

30.	Boredom Theory

31.	Genesis Media

32.	TiqIQ

33.	District M

34.	Advertise.com

35.	bRealtime / CPXi

36.	Triple Lift

37.	Nativo

38.	Playwire

39.	Springboard

40.	Facebook Revenue

41.	Evolve

42.	BuySellAds.com

43.	Golf Course of America

44.	Performance61

45.	Pubmatic

46.	Spoutable

47.	Division D

48.	Yahoo Revenue

49.	J Carter Marketing

50.	Send to News

51.	Clearpier

52.	Liqwid

53.	SkimLinks

54.	NewsMax

55.	Afterdownload

56.	Technorati Media

57.	StackSocial

58.	B3 Connect

Schedule 8.5

Undelivered Assets

Schedule 12.1

Description of the Parent Business

A business whose primary business is the creation, distribution or display of content, whether articles, photos, videos or other content, primarily for online consumption.

45